UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DOV PHARMACEUTICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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DOV PHARMACEUTICAL, INC.
150 Pierce Street
Somerset, New Jersey 08873

[_____________], 2007

Dear Stockholder:

I am pleased to invite you to the 2007 annual meeting of stockholders of DOV Pharmaceutical, Inc. The meeting will start at [____] a.m. on [____________], [__________], 2007, at company headquarters, 150 Pierce Street, Somerset, New Jersey.

The proposals before the meeting are:

1.	To elect two class II directors of DOV, each to serve for a term of three years or until his respective successor is duly elected and qualified;

2.	To approve the 2007 Stock Award and Incentive Plan (the "2007 Plan"), which was approved by the board of directors on June 15, 2007;

3.
To authorize our board of directors, in its discretion, to amend our Fourth Amended and Restated Certificate of Incorporation, to effect a reverse stock split of the issued and outstanding shares of the company’s common stock;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5.	To consider and act upon such other business and matters or proposals as may properly come before the meeting.

The two directors to be elected will serve as directors along with five other members whose terms expire in 2008 and 2009. We will offer a management presentation and an informal question and answer session following the conclusion of our annual meeting of stockholders.
We hope you can join us on [_______], 2007. Whether or not you plan to attend, please read the enclosed materials, and when you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card and return it in the enclosed envelope. Your vote is important, including for quorum purposes, so please return your proxy card promptly. You of course remain free to change your vote with a revised proxy card prior to the meeting or revoke your proxy by personal attendance at the meeting.

Sincerely,

Barbara Duncan
Chief Executive Officer

DOV PHARMACEUTICAL, INC.
150 Pierce Street
Somerset, New Jersey 08873

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held [_____________], [______], 2007

On [_____________], [______________], 2007, starting at [______] a.m., DOV Pharmaceutical, Inc., or the company or DOV, will hold its 2007 annual meeting of stockholders at its headquarters, 150 Pierce Street, Somerset, New Jersey, for the following purposes:

1.	To elect two class II directors of DOV, each to serve for a term of three years or until his respective successor is duly elected and qualified;

2.	To approve the 2007 Stock Award and Incentive Plan (the "2007 Plan"), which was approved by the board of directors on June 15, 2007;

3.
To authorize our board of directors, in its discretion, to amend our Fourth Amended and Restated Certificate of Incorporation, to effect a reverse stock split of the issued and outstanding shares of the company’s common stock;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5.	To consider and act upon such other business and matters or proposals as may properly come before the meeting.

The board of directors of DOV has fixed the close of business on [_________], 2007, as the record date for determining the stockholders having the right to receive notice of and to vote at the annual meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote will be available during ordinary business hours at DOV’s headquarters at 150 Pierce Street, Somerset, New Jersey, for 10 days prior to the meeting, for examination by any stockholder for purposes germane to the meeting. Your board of directors recommends that you vote in favor of the four proposals as more fully outlined in the proxy statement.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE ON YOUR PROXY CARD. YOU MAY, OF COURSE, ATTEND THE MEETING AND VOTE IN PERSON AS YOU WISH EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOU REMAIN FREE TO CHANGE YOUR PROXY VOTE BY SUBMISSION OF A REVISED PROXY.

The approximate date of mailing for the proxy statement and accompanying proxy card will be on or about [____________], 2007.

By Order of the Board of Directors,

Barbara Duncan
Chief Executive Officer

DOV PHARMACEUTICAL, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The board of directors of DOV Pharmaceutical, Inc., or the company or DOV, is sending you this proxy statement to solicit your proxy for use at our 2007 annual meeting of stockholders. The annual meeting will be held on [____________], [________], 2007, at our headquarters, 150 Pierce Street, Somerset, New Jersey, starting at [_____] a.m. We intend to give or mail to stockholders definitive copies of the proxy statement and accompanying proxy card on or about [______], 2007.

Record Date and Outstanding Shares

Only those stockholders owning common stock and/or series C convertible preferred stock, or series C stock, of DOV at the close of business on [_______], 2007, the record date for the annual meeting, will receive notice and are eligible to vote. At that date, there were 26,743,657 issued and outstanding shares of common stock and 439,784 issued and outstanding shares of series C preferred stock. Each outstanding share of common stock entitles the holder to cast one vote for each matter to be voted upon and each outstanding share of series C stock entitles the holder to cast 191 votes for each matter to be voted upon. As of [________], 2007, there are 110.8 million votes available to be voted for each matter to be voted upon.

Quorum

A quorum for the annual meeting is a majority of the outstanding shares of common stock and series C stock entitled to vote at the meeting present in person or by proxy. Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether a quorum is present. The inspector of elections will treat abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) as shares that are present or represented for purposes of determining the presence or absence of a quorum for the annual meeting.

Revocation of Proxies

If you submit your proxy card to the company, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

•	notifying the secretary of DOV in writing before the annual meeting;

•	delivering to the secretary of DOV before the annual meeting a signed proxy card with a date later than the one you wish to revoke; or

•	attending the annual meeting and voting in person.

Any stockholder of record as of the record date attending the annual meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

Voting

You are entitled to one vote for each share of common stock you hold and 191 votes for each share of series C stock you held as of the record date.

If your shares are represented by proxy, they will be voted in accordance with your directions. The persons named as attorneys-in-fact in the proxies, Barbara Duncan and Phil Skolnick, were selected by the board of directors and are officers of the company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with the board of directors’ recommendations in favor of the four proposals. We are not aware, as of the date of this proxy statement, of any matter to be voted on at the annual meeting other than those stated in this proxy statement. If any other matter is properly brought before the annual meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

A majority of shares entitled to vote, present at the meeting in person or by proxy, is required for a quorum. With regard to Proposal No. 1, those individuals receiving the two highest number of votes at the meeting will be elected, even if their votes do not constitute a majority of the votes properly cast. A majority of the votes properly cast for and against each of Proposal Nos. 2 and 4 will determine whether it is adopted or ratified. The affirmative vote of a majority of the outstanding shares of common stock and series C stock entitled to vote is required to approve Proposal No. 3.

Attendance at the Annual Meeting

If you own shares of record as of the close of business on the record date, you (or your designated proxy) may attend the annual meeting and vote in person, regardless of whether you have previously voted on a proxy card. Each stockholder or proxy may be asked to present a government-issued form of picture identification, such as a driver’s license or passport.

If you own shares through a bank or brokerage account, you may attend the annual meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned DOV common stock or series C stock as of [_______], 2007. Additionally, if you own shares through a bank or brokerage account, in order to vote your shares in person at the meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a "legal proxy."

Solicitation of Proxies

Proxies may be solicited by certain of our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Any costs relating to such solicitation of proxies will be borne by us. In addition, we may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock or series C preferred stock for their expense in forwarding solicitation materials to our beneficial owners.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Proposal

Our board of directors, in accordance with our certificate of incorporation and by-laws, is exclusively empowered to increase the number of directors and fill vacancies. On May 1, 2007, the board of directors elected Joseph Zakrzewski as the eighth member of the board to fill a then existing vacancy on the board. Mr. Zakrzewski was classified as a class II director. The board is divided into three classes, with three directors in class I, three directors in class II and two directors in class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting of stockholders. At the 2007 annual meeting, two class II directors will be elected to hold office until the 2010 annual meeting of stockholders, or until his successor is elected and qualified. Ms. Bischoff, the third class II director, recently informed the company that she will not stand for election at the 2007 annual meeting. Ms. Bischoff has served as a director since December 2003.

The class II directors, whose terms expire at the 2007 annual meeting, are Dr. Zola Horovitz, Mr. Joseph Zakrzewski and Ms. Theresa Bischoff. The class III directors, whose terms expire at the 2008 annual meeting, are Dr. Arnold Lippa and Mr. Patrick Ashe. The class I directors, whose terms expire at the 2009 annual meeting, are Ms. Barbara Duncan and Messrs. Daniel Van Riper and Dennis Podlesak. The board may consider adding one or more additional directors to its membership after the annual meeting of stockholders to fill the vacancy created by Ms. Bischoff’s decision not to stand for election.

The board of directors, based upon the unanimous recommendation of our nominating and governance committee, has proposed that nominees Dr. Horovitz and Mr. Zakrzewski each be elected at the annual meeting. Unless otherwise instructed, persons named in the accompanying proxy statement will vote for these nominees. The nominees have agreed and consented to stand for election and to serve, if elected, as directors. Although we anticipate that each nominee will be available to serve as a director, should any candidate ask that his nomination be withdrawn, or otherwise be unable to serve, the proxy holders will have discretionary authority, but shall not be required, to vote for a substitute nominee approved by the board.

Vote Required

A quorum being present, directors are elected by a plurality of the votes of the shares of stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES, DR. HOROVITZ AND MR. ZAKRZEWSKI, FOR ELECTION AS CLASS II DIRECTORS. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

The names of the executive officers, and the nominees and of the other directors, their ages as of the record date and certain other information about them are set forth below:

Names of Nominees	Age	Company Position/Offices	Director Since	Year Current Term Will Expire
Zola Horovitz, Ph.D. (1)(2)	71	Director	April 1995	2007
Joseph S. Zakrzewski	44	Director	May 2007	2007

Continuing Directors
Arnold S. Lippa, Ph.D.	59	Executive Chairman	April 1995	2008
Patrick Ashe (2)	42	Director	January 1999	2008
Barbara G. Duncan	42	Director, Chief Executive Officer	July 2005	2009
Dennis G. Podlesak	48	Director	April 2006	2009
Daniel S. Van Riper (1)(2)	66	Director	March 2002	2009

Non-continuing Directors
Theresa Bischoff (1)(3)	52	Director	December 2003	2007

Executive Officers Who Are Not Directors
Phil Skolnick Ph.D., D.Sc. (hon)	59	President and Chief Scientific Officer

There are no family relationships among any of the directors or executive officers of the company.

(1)	Member of audit committee during 2006 and through June 15, 2007

(2)	Member of compensation committee during 2006 and through June 15, 2007

(3)	Member of nominating and governance committee during 2006 and through June 15, 2007

Effective June 15, 2007, the nominating and governance committee recommended and the board approved a change to the membership of the committees and the committees are now comprised of the following members:

Nominating and Governance Committee	Audit Committee	Compensation Committee
Dr. Horovitz (chairman)	Mr. Van Riper (chairman)	Mr. Ashe (chairman)
Mr. Podlesak	Mr. Ashe	Mr. Van Riper
Mr. Zakrzewski	Dr. Horovitz	Mr. Zakrzewski

Nominees for Class II Directors and Profiles

Zola Horovitz, Ph.D. has been a member of our board of directors since our inception in April 1995. Dr. Horovitz currently is a consultant to the pharmaceutical and biotechnology industries and serves as a director of Genvec, Inc., BioCryst Pharmaceuticals, Inc., Palatin Technologies, Inc., Avigen, Inc., Genaera Pharmaceuticals, Inc., Immunicon Corp. and Nitromed, Inc. Before joining us, Dr. Horovitz served 35 years in various managerial and research positions at Bristol-Myers Squibb and its affiliates. At Bristol-Myers Squibb, Dr. Horovitz served as vice president, business development and planning from 1991-1994, vice president, licensing in 1990, and vice president, research, planning and scientific liaison from 1985-1989. Dr. Horovitz received a B.S. in pharmacy and his M.S. and Ph.D. in pharmacology from the University of Pittsburgh in 1955, 1958 and 1960 respectively.

Joseph S. Zakrzewski became a member of our board of directors in May 2007. Mr. Zakrzewski is currently the chief executive officer and a director of Xcellerex, a privately held company focused on commercializing its proprietary next generation manufacturing technology for biotherapeutics and vaccines. Mr. Zakrzewski recently served from 2005 through the first quarter of 2007 as the chief operating officer of Reliant Pharmaceuticals, a specialty pharmaceutical company focused on cardiovascular drugs. While at Reliant Pharmaceuticals, Mr. Zakrzewski had responsibility for the company's pharmaceutical operations, including research and development, business development, supply chain/manufacturing, quality, information technology, and compliance. From 1988 to 2004, Mr. Zakrzewski served in a variety of executive level capacities at Eli Lilly & Company, including research and development, manufacturing, finance and business development. His most recent position at Eli Lilly & Company was vice president, corporate business development, where he had responsibility for all business development activities on a global basis. Mr. Zakrzewski received a B.S. in chemical engineering in 1986, an M.S. in biochemical engineering from Drexel University in 1988, and an M.B.A. in finance from Indiana University in 1992. In addition to his role on the Xcellerex board of directors, Mr. Zakrzewski also serves as a member of the board of trustees of the Licensing Executive.

Continuing Non-Management Director Profiles

Arnold S. Lippa, Ph.D. is a co-founder and serves as executive chairman of our board of directors. Dr. Lippa served as our chief executive officer since our inception in April 1995 through June 2005. Dr. Lippa also currently serves as chairman of Xintria Pharmaceutical Corporation, as senior managing director of Aurora Capital LLC and as manager of Atypical BioCapital Management LLC, Atypical BioVentures LLC and T Morgen Capital LLC. Prior to founding DOV in 1995, Dr. Lippa founded Fusion Associates, Ltd., an investment and management company specializing in the creation and management of biomedical companies. Dr. Lippa served as Fusion’s managing director from 1989 to 1995. From 1989 through 1990, Dr. Lippa served as Vega Biotechnologies, Inc.’s chairman and chief executive officer. In 1984, Dr. Lippa co-founded Praxis Pharmaceuticals, Inc. and served as president and chief operating officer until 1988. Prior to 1985, he served as director of molecular neurobiology and held other positions at American Cyanamid. In addition, Dr. Lippa has consulted for various pharmaceutical and biotechnology companies and has been a graduate faculty professor at the New York University School of Medicine and the City University of New York. He received his B.A. from Rutgers University in 1969 and his Ph.D. in psychobiology from the University of Pittsburgh in 1973.

Patrick Ashe has been a member of our board of directors since January 1999. He currently serves as senior vice president, business development and as a member of the board of directors at AGI Therapeutics, plc. From May 1994 to November 2001, Mr. Ashe served as vice president, commercial development at Elan Pharmaceutical Technologies, a division of Elan Corporation, plc. Additionally, from January 1999 to November 2001, Mr. Ashe served as co-manager of Nascime Limited. Mr. Ashe was graduated from University College Dublin with a B.Sc. in pharmacology in 1985 and completed his M.B.A. at Dublin City University's Business School in 1994.

Dennis Podlesak became a member of our board of directors in April 2006. Mr. Podlesak is the chief executive officer of Cerexa, Inc., a wholly-owned subsidiary of Forest Laboratories, Inc. Cerexa is an innovation-driven biopharmaceutical company focused on developing and commercializing a growing portfolio of novel anti-infective therapies to treat serious and life-threatening infections. Prior to Cerexa, Mr. Podlesak was the chief executive officer of Peninsula Pharmaceuticals, Inc. Before Peninsula, Mr. Podlesak served as senior vice president and head of a North American Business Unit for Novartis AG and as a member of Novartis’ pharmaceutical executive committee and global leadership team. Earlier in his career, Mr. Podlesak served as vice president and head of the CEC division of Allergan, Inc. and as member of Allergan’s North American and global management team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc) where he was promoted to eight positions of increasing responsibility during his tenure with the company. Mr. Podlesak is a director of Avanir Pharmaceuticals, and Prevent Blindness, a non-profit organization that focuses on preventable blindness with a particular emphasis on children. Mr. Podlesak holds an M.B.A. from Pepperdine University and a B.A. in Business Administration from Western Illinois University.

Daniel S. Van Riper became a member of our board of directors in March 2002. Mr. Van Riper is also a director of Hubbell Incorporated, where he serves on the audit and compensation committees, a director of New Brunswick Scientific Co., Inc. where he serves on the compensation and governance committee and a director of 3D Systems Corporation, where he chairs the audit and finance committees and serves on the compensation committee. Mr. Van Riper is an independent financial consultant and served as special advisor to Sealed Air Corporation from 2002 to 2005. He previously served as senior vice president and chief financial officer of Sealed Air Corporation from July 1998 to January 2002. He is a former director of Millennium Chemicals Inc., where he served on the audit committee and chaired the compensation committee. Previously, Mr. Van Riper was a partner of KPMG LLP, where he worked from June 1962 to June 1998. Mr. Van Riper was graduated with high honors and a B.S. in accounting and completed his M.B.A. in economics and finance from Rutgers University. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and Beta Gamma Sigma, national honorary business fraternity.

Non-Continuing Non-Management Director Profile

Theresa A. Bischoff became a member of our board of directors in December 2003. Ms. Bischoff is also a trustee of Mutual of America Capital Asset Management. Ms. Bischoff currently serves as the chief executive officer of the American Red Cross in Greater New York. She has also served as chair of the Association of American Medical Colleges, the policy setting and advocacy organization for the 125 medical schools and 400 major teaching hospitals in the United States. From 1984 to 2003, Ms. Bischoff served as president and also held various other positions at the NYU Medical Center. Prior to joining NYU Medical Center, she worked in corporate finance at Squibb Corporation and Great Northern Nekoosa. Ms. Bischoff received a B.S. in accounting from University of Connecticut in 1975 and a M.B.A. from the New York University in 1991. Ms. Bischoff is also a certified public accountant.

Continuing Management Director Profile

Barbara G. Duncan joined us in August 2001 and serves as our chief executive officer, principal financial officer, treasurer and a member of our board of directors. Prior to joining us, Ms. Duncan served as a vice president of Lehman Brothers Inc. in its corporate finance division from August 1998 to August 2001, where she provided financial advisory services primarily to companies in the life sciences and general industrial industries. From September 1994 to August 1998, Ms. Duncan was an associate and director at SBC Warburg Dillon Read, Inc. in its corporate finance group, where she focused primarily on structuring mergers, divestitures and financings for companies in the life sciences and general industrial industries. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche from 1986 to 1989. Ms. Duncan received her B.S. from Louisiana State University in 1985 and her M.B.A. from the Wharton School, University of Pennsylvania, in 1994.

Executive Officer who is not a Director

Phil Skolnick, Ph.D., D.Sc. (hon.) joined us in January 2001 and serves as our president and chief scientific officer. Prior to joining us, Dr. Skolnick served as a Lilly research fellow (Neuroscience) at Eli Lilly & Company from January 1997 to January 2001 where he spearheaded several innovative programs in drug discovery. From 1986 to August 1997, he served as senior investigator and chief, laboratory of neuroscience, at the National Institutes of Health. Dr. Skolnick served as a research professor of psychiatry at the Uniformed Services University of the Health Sciences from 1989 to 1998. He is currently an adjunct professor of anesthesiology at The Johns Hopkins University, an adjunct professor of pharmacology and toxicology at Indiana University School of Medicine and research professor of psychiatry at New York University School of Medicine. Dr. Skolnick is an editor of Current Protocols in Neuroscience and also serves on the editorial advisory boards of the European Journal of Pharmacology, Cellular and Molecular Neurobiology, the Journal of Molecular Neuroscience, and Pharmacology, Biochemistry & Behavior. He received a B.S. (summa cum laude) from Long Island University in 1968 and his Ph.D. from The George Washington University in 1972. Dr. Skolnick was awarded the D.Sc. honoris causa from Long Island University in 1993 and the University of Wisconsin-Milwaukee in 1995.

The Board of Directors and its Committees

Board of Directors

DOV currently has an eight-member board of directors, divided into three classes currently consisting of three directors in each of classes I and II and two directors in class III. Directors serve for three-year staggered terms with one class of directors being elected by our stockholders at each annual meeting of stockholders. At the 2007 annual meeting, two class II directors are up for election to hold office until the 2010 annual meeting of stockholders, or until his successor is elected and qualified. Two class I directors were voted on at the 2006 meeting of stockholders. Executive sessions of the independent directors are held following certain regularly scheduled in-person meetings of the board of directors. Executive sessions do not include any director who is an employee of the company, and the executive chairman of the board of directors is responsible for chairing the executive sessions.

Our board of directors met 21 times in 2006 including 1 time by unanimous written consent in lieu of a meeting. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings of all committees of the board of directors on which the director served. DOV encourages its directors to attend the annual meeting of stockholders. Last year, all our directors attended the annual meeting.

Director Independence

Our board of directors has determined that Dr. Horovitz and Messrs. Ashe, Podlesak, Van Riper and Zakrzewski are independent in accordance with the Section 10A of the Securities Act of 1934. In order to make this determination, the board of directors has determined that each of such director’s relationship if any with DOV is not expressly excluded from the definition of “independent director”, and was limited to serving as a director and a board committee member (and not as an officer or employee of DOV), and none of such directors otherwise had a material relationship with DOV that in the opinion of the board of directors would impair his or her independence or interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors of DOV meet without management in a regular executive session at least annually and will have such meetings whenever they consider it useful or appropriate.

Audit Committee

We have an established audit committee comprised solely of non-management directors, all of whom are independent. The audit committee determines the selection and retention of our independent registered public accounting firm, reviews the scope and results of audits, submits appropriate recommendations to the board of directors regarding audits, reviews our internal controls, provides pre-approval of principal accountant fees and services and is responsible for reviewing quarterly and annual filings with the SEC and releases containing our financial statements. Effective June 15, 2007, the audit committee members are Messrs. Van Riper (chairman) and Ashe and Dr. Horovitz. The audit committee met five times during 2006.

Our board of directors has determined that each member of the audit committee has the appropriate level of financial sophistication and is “independent” under Section 10A of the Securities Act of 1934. Our board of directors has also determined that Mr. Van Riper is an audit committee financial expert as such term is defined in Item 401(h) of SEC Regulation S-K. Please refer to his biography listed herein for his relevant experience.

Our board of directors has adopted an audit committee charter (a copy of which was filed as exhibit 10.29 of the annual report on Form 10-K on March 15, 2006). The board of directors reviews and reassesses the adequacy of the audit committee charter annually.

Compensation Committee

We have a compensation committee comprised of non-management directors, all of whom are independent. The compensation committee reviews and approves the compensation of our executive officers and directors, carries out duties under our incentive compensation plans and other plans approved by us as may be assigned to the committee by the board of directors and makes recommendations to the board of directors regarding these matters. The committee also reviews and approves the compensation, including stock option grants, of all new employees and promotions if their compensation reaches $150,000 per annum plus the aggregate allowance for raises, bonuses and options to be awarded annually to all non-executive employees. Effective June 15, 2007, its members are Messrs. Ashe (chairman), Van Riper and Zakrzewski. The compensation committee met or acted by unanimous written consent eight times during 2006.

Nominating and Governance Committee

We have a nominating and governance committee comprised of non-management directors, all of whom are independent. The nominating and governance committee has the responsibility of identifying, recommending and nominating a director to fill any existing board vacancies, overseeing DOV’s corporate governance practices as well as overseeing the evaluation of the board’s other committees other than the audit committee. It may also make recommendations regarding an increase in board size and candidates to fill membership increases. Effective June 15, 2007, its members are Dr. Horovitz (chairman) and Messrs. Podlesak and Zakrzewski. It met once during 2006.

The nominating and governance committee strives to obtain highly qualified individuals to serve on the board. As such, the committee must be satisfied that, at a minimum, each nominee for the board shall have or be:

•
the highest personal and professional integrity, demonstrated exceptional ability and judgment and considered highly likely to be effective, together with the other nominees and members, in serving the long-term interests of stockholders;

•	experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	highly accomplished in his or her respective field, with superior credentials and recognition;

•	well-regarded in the community and a long-term reputation for the highest ethical and moral standards;

•	sufficient time to devote to the affairs of the company; and

•	if a nominee serves or has previously served on other boards, such nominee shall have a demonstrated history of actively contributing at board meetings.

In addition to the foregoing minimum qualifications, the nominating and governance committee makes nominations to help ensure that:

•	a majority of the board is “independent”;

•	each of its audit, compensation and nominating and governance committees is comprised solely of independent directors; and

•	at least one member of the audit committee has such experience, education and other qualifications necessary to qualify as an “audit committee financial expert”.

The nominating and governance committee may also consider the following factors to support director nominations:

•	whether the nominee has direct experience in the pharmaceutical industry; and

•	whether the nominee would assist in achieving or maintain a mix of members that represents a diversity of background and experience.

Other Committees

Our board of directors may from time to time, by a vote of a majority of directors, establish additional committees to facilitate the management of DOV or to discharge specific duties delegated to such committees by the full board of directors.

Stockholder Director Recommendations

Stockholders wishing to make director recommendations must write to the nominating and governance committee, c/o Secretary of DOV Pharmaceutical, Inc., 150 Pierce Street, Somerset, New Jersey 08873. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting, in the case of the 2007 annual meeting by December 20, 2006 and in the case of the 2008 annual meeting by December 19, 2007. The submission must include the name and address of the stockholder; a representation that the stockholder is a record holder of our shares, or evidence of security ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the amount and type of ownership of our shares held by the stockholder; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment of the proposed director for our preceding five full fiscal years; a description of the qualifications and background of the proposed director that addresses the minimum qualifications and other criteria as proscribed by the nominating and governance committee from time to time; the amount and type of ownership of our shares held by the proposed director; a description of all arrangements or understandings between the proposed director and stockholder making the recommendation; the consent of the proposed director to be named in the proxy statement and to serve as a director if elected; and any other information regarding the proposed director that is required to be included in a proxy statement filed pursuant to the rules of the SEC. The nominating and governance committee’s procedures for handling stockholder recommendations are set forth in the committee’s charter. The committee will evaluate all candidates for director in the same manner, without regard to the source of the initial recommendation of the candidate. In the event the nominating process becomes the responsibility of the independent directors, the foregoing material will be provided to, and considered by, the independent directors.

Code of Business Conduct and Ethics

All directors and all officers and employees of DOV must act ethically at all times and in accordance with the policies comprising DOV’s code of business conduct and ethics, a copy of which can be obtained on our website at www.dovpharm.com. The company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website, available at www.dovpharm.com.

Board of Director Communications

Our board of directors provides a process for stockholders to communicate with the board of directors. Anyone may communicate with members of the board of directors, including the nominating and governance committee, the non-employee directors, the independent directors and the audit committee. Such communications may be confidential and may be submitted in writing to DOV Pharmaceutical, Inc., 150 Pierce Street, Somerset, New Jersey 08873, Attn: Secretary. Complaints submitted under the audit committee complaint procedures should be directed to either the general counsel or chairman of the audit committee, and under the code of business conduct and ethics should be directed to the general counsel. All such concerns communicated to directors or officers will be forwarded to the appropriate director or officer for his or her review, and reviewed and addressed in the same way that other concerns will be addressed by the company. We report to the directors on the status of all outstanding concerns addressed to the nominating and governance committee, to the non-employee directors, to the independent directors or to the audit committee on a quarterly basis. The chairman of the nominating and governance committee, the non-employee directors, the independent directors or the audit committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

Additional Information

The audit committee charter, compensation committee charter, nominating and governance committee charter, audit committee complaint procedures and our code of business conduct and ethics as well as additional corporate governance information about DOV are available on DOV’s website at www.dovpharm.com. DOV will provide, without charge upon the written request of any stockholder, a copy of any such document. Any such requests shall be addressed to DOV Pharmaceutical, Inc., 150 Pierce Street, Somerset, New Jersey 08873, Attn: Investor Relations.

PROPOSAL NO. 2: APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN

Introduction

On June 15, 2007, the compensation committee recommended and our board of directors approved, subject to stockholder approval, the 2007 Stock Award and Incentive Plan (the "2007 Plan"). The board of directors approved the 2007 Plan to help us:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and other service providers to DOV;

•	Provide equitable and competitive compensation opportunities;

•	Recognize individual contributions and reward achievement of our goals; and

•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

The board of directors and the compensation committee believe that awards linked to common stock and awards with terms tied to our performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the company. Therefore, they view the 2007 Plan as a key element of our overall compensation program.

The 2007 Plan, if approved by stockholders, would replace the 2000 Stock Option and Grant Plan (the “2000 Plan”). The 2007 Plan authorizes a wider array of awards than the 2000 Plan, giving us greater flexibility to implement equity awards. In view of the significant changes in accounting rules, tax laws and other regulations since the 2000 Plan was designed, the board and the compensation committee have determined to replace the 2000 Plan with a new plan that provides for greater flexibility and contains updated compliance provisions. We also are seeking approval for additional shares to be reserved in addition to the number of shares remaining available under the 2000 Plan. The 2007 Plan also includes an “evergreen” provision, which provides for automatic annual increases in the number of shares reserved under the 2007 Plan equal to 3.5% of the total outstanding common stock of the company outstanding at the end of each fiscal year, plus 3.5% of any increases in the number of outstanding shares of common stock during the year (excluding issuances under the 2007 Plan), provided that these increases may not add shares to the extent that the aggregate added under the evergreen provision would exceed 20% of the then outstanding class of common stock.

Information on the total number of shares available under our existing equity compensation plans and unissued shares deliverable under outstanding options as of the end of the last fiscal year is presented under the caption “Equity Incentive Plans.” Based on our equity award plans in effect and outstanding awards at June 12, 2007, if stockholders approve the 2007 Plan the total number of shares subject to outstanding awards and initially available for future awards under the 2007 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards	4,170,852
Shares to be available for future equity awards, including initially available shares under the proposed 2007 Plan (1)	16,647,573

Total shares	20,818,425

Percentage of outstanding shares(2)		16.0%

(1) Does not include shares that may be added to the 2007 Plan in the future pursuant to the evergreen provision described above.

(2) Outstanding shares (the denominator in this calculation) includes all common stock outstanding at June 12, 2007 as well as the shares underlying the series D convertible preferred stock on an as-converted basis; however, it does not include issuance of unissued shares underlying outstanding awards or shares reserved for future issuance under the existing plans.

As stated above, the 2007 Plan would replace the current 2000 Plan, and therefore 647,573 shares that remain available under the 2000 Plan (as of June 12, 2007) would be made available under the 2007 Plan. No new awards would be granted under the 2000 Plan, although the compensation committee retains full authority regarding outstanding awards under the 2000 Plan. Shares subject to outstanding awards under the 2000 Plan may become available under the 2007 Plan if such shares are not delivered to the participant, in accordance with the share counting rules explained below under the caption “Description of the 2007 Plan - Shares Available Under the 2007 Plan.”

Overview of 2007 Plan Awards

The 2007 Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights ("SARs");

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer (“RSAs”);

•
deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”);

•	other awards based on common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.

Description of the 2007 Plan

The following is a brief description of the material features of the 2007 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2007 Plan, a copy of which is attached to this proxy statement as Appendix A. References to the "Committee" in this section mean the compensation committee or the full board of directors exercising authority with respect to a given award.

Shares Available under the 2007 Plan. If approved by our stockholders, the 2007 Plan would initially reserve 16 million new shares plus 647,543 unused shares carried forward from the 2000 Plan. As described above, the 2007 Plan would also include an “evergreen” share reservation that would add approximately 3.5% of the outstanding shares to the 2007 Plan reserve each year, subject to limits described above. The 2007 Plan separately limits the number of shares that may be subject to incentive stock options to 16 million (subject to adjustment). Shares used for awards assumed in an acquisition generally would not count against the shares reserved under the 2007 Plan. Except for the limitation on incentive stock options, the shares reserved may be used for any type of award under the 2007 Plan. Shares delivered under the 2007 Plan may be either newly issued or treasury shares.

Shares will remain available for new awards if an award expires or is forfeited, canceled or settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. These same rules will apply to options outstanding under the 2000 Plan, so that shares may become available under the 2007 Plan to the extent that shares are not in fact delivered to participants in connection with those options. Under the 2007 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2007 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2007 Plan. Shares delivered under the 2007 Plan may be either newly issued or treasury shares.

On June 6, 2007, the last reported sale price of our common stock was $0.35 per share.

Per-Person Award Limitations. The 2007 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Code Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2007 Plan relating to more than his or her "Annual Limit". The Annual Limit equals 7.5 million shares plus the amount of the participant's unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events, and not to exceed the number of shares actually reserved under the Plan. In the case of cash-denominated Awards, the 2007 Plan limits performance Awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $2.5 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2007 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2007 Plan.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the common stock. We are also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Eligibility. Executive officers and other employees of DOV and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to us, are eligible to be granted awards under the 2007 Plan. In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. As of June 12, 2007, we had approximately 47 employees and non-employee directors who would be potentially eligible for awards under the 2007 Plan.

Administration. The compensation committee will administer the 2007 Plan, except that the board may itself act to administer the 2007 Plan. The 2007 Plan provides that the composition and governance of the Committee shall be established in the Committee's charter adopted by the board of directors. Subject to the terms and conditions of the 2007 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2007 Plan. Nothing in the 2007 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The 2007 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2007 Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated "base price." The exercise price of an option and the base price of a SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. We will permit broker-assisted cashless exercises under the 2007 Plan, as we currently permit under the 2000 Plan. We may impose limits on any of these methods of exercise and settlement and implement other methods, for both options and SARs. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

 Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock as RSAs. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of DOV, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable. Any of these rights may be limited by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but the Committee may choose to authorize payment of dividend equivalents, which may be forfeitable or non-forfeitable, in connection with these awards.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2007 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Therefore, for example, annual incentive awards may be granted under the 2007 Plan, payable in cash or in shares. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	gross revenue or sales measures;

•	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	interest expense after taxes;

•	economic profit or value created;

•	operating margin;

•	stock price or total stockholder return;

•	capital raising; and

•
implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2007 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2007 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory withholding of a portion of the shares or other property to be distributed in order to satisfy tax withholding obligations, or may permit a participant to elect to satisfy these tax obligations by having us withhold shares. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis; such transfers will be allowed for estate-planning purposes but may not include transfers to other third parties for value.

The 2007 Plan generally provides for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, and other requirements for the protection of our business, or in the event that our financial statements must be restated due to a material failure to comply with an applicable financial reporting requirement. Awards under the 2007 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under any of our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award. The Committee’s authority to replace or modify outstanding awards under the 2007 Plan would enable it to approve transactions that would be deemed a “repricing” of outstanding options, including options granted under the 2000 Plan or other Company equity plans, without the necessity for further stockholder approval of such transactions.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms. The Committee will determine the vesting schedule of options, restricted stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award. The 2007 Plan also provides generally for accelerated vesting of outstanding awards automatically upon a change in control, subject to the terms of the specific award agreements as may be approved by the Committee. A change in control is triggered if a person or group becomes a 50% beneficial owner of our stock, or company stockholders immediately before a merger or similar event do not own a majority of the voting power in the surviving company after the event. A change in control also would be triggered by a sale of all or substantially all of our assets, a liquidation of the company, or a change in a majority of the board of directors not approved by the incumbent directors.

Amendment and Termination of the 2007 Plan. The board of directors may amend, suspend, discontinue, or terminate the 2007 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the rules of any stock exchange or automated quotation system on which our stock may then be listed or quoted. Currently, the company is not subject to any stock exchange or automated quotation system rules that would require stockholder approval of plan amendments. Under the 2007 Plan provision, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2007 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2007 Plan will terminate ten years after the latest stockholder approval of the 2007 Plan, and the 2007 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2007 Plan

We believe that under current law, the following federal income tax consequences generally would arise with respect to awards under the 2007 Plan.

Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or DOV. A participant will not have taxable income upon exercising an option that is an incentive stock option or ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2007 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we will become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2007 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by DOV as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible by the company under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2007 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2007 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2007 Plan

Because future awards under the 2007 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Compensation of Directors and Executive Officers - Summary Compensation Table" and these related tables: “ - 2006 Outstanding Equity Awards at Fiscal Year-End Table,” and “- 2006 Option Exercises and Stock Vested Table,” elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 31, 2006, in our annual report on Form 10-K which also is being provided to stockholders.

If stockholders decline to approve the 2007 Plan, no awards will be granted under the 2007 Plan, but awards may continue to be granted under the 2000 Plan.

Reasons for Stockholder Approval

The board of directors seeks approval of the 2007 Plan by stockholders in order to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers. In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below. Finally, the board regards stockholder approval of the 2007 Plan as desirable and consistent with corporate governance best practices.

Vote Required

Approval of the 2007 Plan will require the affirmative vote of the holders of a majority of the shares of common stock and series C stock of the company present in person, or represented by proxy at the meeting, and entitled to vote on this proposal. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

THE BOARD OF DIRECTORS CONSIDERS THE 2007 PLAN TO BE IN THE BEST INTERESTS OF DOV AND OUR STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2007 PLAN.

Equity Incentive Plans

The following table provides information with respect to compensation plans under which equity compensation is authorized at December 31, 2006.

	Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issue (1)
Equity Compensation Plans Approved by Stockholders	3,813,441	$7.98	719,985
Equity Compensation Plan Not Approved by Stockholders	285,000	14.28	—
Total	4,098,441	$8.84	719,985

(1) All shares are available for future grants of restricted stock and stock bonus awards as well as stock options.

1998 Stock Option Plan

Our 1998 Stock Option Plan, or 1998 Plan, adopted by our board of directors and approved by our stockholders in September 1998, provided for the issuance of 2,025,000 shares of our common stock. As of December 31, 2006, options to purchase 337,800 shares of our common stock were outstanding under our 1998 Plan. Options to purchase an aggregate of 805,110 shares of common stock have been exercised under our 1998 Stock Option Plan. Generally, options terminate on the tenth anniversary of the date of grant. All outstanding options are vested and exercisable. The compensation committee administers the 1998 Plan. We will not make any additional grants under our 1998 Plan.

Stock Option Grants to Phil Skolnick and Scott Myers

In connection with the commencement of Dr. Skolnick's employment with us in January 2001, we granted him stock options to acquire 405,000 shares of our common stock at an exercise price of $2.78 per share (such shares and price as adjusted for our subsequent 1.62-for-1 stock split). As of December 31, 2006, all such outstanding options were vested. During 2006, Dr. Skolnick exercised 60,000 options.

In connection with the commencement of Mr. Myer's employment with us in December 2005, we granted him stock options to acquire 285,000 shares of our common stock at an exercise price of $14.28 per share. As of December 31, 2006, none were vested. Mr. Myer’s terminated his employment with us effective January 15, 2007 and all options were forfeited.

2000 Stock Option and Grant Plan

Our board of directors adopted, and our stockholders approved, our 2000 Stock Option and Grant Plan, or 2000 Plan, in November 2000. In May 2003, 2004, 2005 and 2006 our stockholders approved amendments to the 2000 Plan to increase the number of shares authorized for grant by 500,000, 750,000, 750,000 and 1,000,000 shares, respectively. The 2000 Plan now provides for the issuance of up to 4,692,090 shares of common stock plus that number of shares of common stock underlying any future termination, cancellation or reacquisition of options granted under the 1998 Stock Option Plan. As of December 31, 2006, options to purchase 3,218,351 shares of common stock and 68,333 restricted stock awards were outstanding and 719,985 shares of common stock were available for future grants under the 2000 Plan. Options to purchase an aggregate of 565,000 shares of common stock have been exercised under our 2000 Plan. Our compensation committee administers the 2000 Plan.

PROPOSAL NO. 3: REVERSE STOCK SPLIT

Our board of directors is seeking approval of an amendment to our certificate of incorporation to give the board authorization to effect a reverse stock split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders, at any time before our next annual meeting of stockholders.

The amendment approved by our board of directors does not specify the ratio for the reverse stock split but rather approves a range for a reverse stock split of between one-for-five and one-for-fifteen (the “Reverse Split”). As such, in asking the stockholders to approve the Reverse Split, the board is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split. Based on the current market price of our common stock, the Reverse Split would be implemented at no less than one-for-ten. However, an increase in our stock price before the Reverse Split is implemented could cause our board of directors to consider a Reverse Split at a lesser ratio.

If the stockholders approve Proposal No. 3 relating to the Reverse Split at the annual meeting, the board will be authorized, in its sole discretion, to implement the Reverse Split at any time before the next annual meeting of stockholders, or to abandon the Reverse Split, as it determines is advisable considering relevant market conditions at the time of the Reverse Split. We believe that approval of this discretion to the board provides the board with maximum flexibility to react to current market conditions and to therefore act in the best interests of our company and our stockholders. Additionally, obtaining stockholder approval of the Reverse Split at the annual meeting of stockholders will enable us to avoid the additional time and expense of holding a special meeting of stockholders should our board determine that it is in our best interest to implement the Reverse Split.

In setting the ratio for the Reverse Split, the intention of our board of directors would be to increase the stock price sufficiently above the minimum price that may be required for listing on a national securities exchange so that we may increase our chances of becoming eligible for listing without being subjected to delisting for failure to meet the minimum price requirement absent a significant percentage decline in our stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease.

The Reverse Split is not part of any plan or proposal to take our company private. Rather, the Reverse Split is intended to enable us to remain public and to increase the possibility that our common stock may become eligible for trading on a national securities exchange.

The amendment to effect the Reverse Split (the “Reverse Split Amendment”) is attached to this proxy statement as Appendix B.

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to complete the Reverse Split.

Background of the Reverse Split

Our common stock is currently quoted on the Pink Sheets under the trading symbol DOVP.PK. On and prior to October 26, 2006, our common stock was traded on The NASDAQ Global Market under the trading symbol DOVP. Effective at the opening of business on October 27, 2006, our common stock was delisted from The NASDAQ Global Market because it did not meet the aggregate market value of listed securities requirement of Marketplace Rule 4450(b)(1)(A). We would like to have our common stock become listed once again on a national securities exchange, but we do not currently meet the listing requirements for any national securities exchange.

Our board believes that it is in the best interest of our company and our stockholders to approve the proposal relating to the Reverse Split at this time to give the board the flexibility to implement a Reverse Split intended to increase our minimum price. After giving effect to the Reverse Split, we anticipate that we might be eligible for listing on a national securities exchange; however, we cannot assure our stockholders that we will be able to achieve listing of our common stock on a national securities exchange even if we give effect to the Reverse Split.

Reasons for the Reverse Split

Our board is proposing authority to implement a Reverse Split to enable us to seek to increase the market price per share of our common stock in an effort to meet the listing requirements of a national securities exchange. Our board also believes that an increased per share price of our common stock that is expected to result from a Reverse Split may increase the attractiveness of our common stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, our board considered, among many other factors, the consequences of our common stock not now being listed on a national securities exchange. Our common stock is currently quoted on the Pink Sheets. Our board believes that the liquidity and marketability of shares of our common stock has been adversely affected by virtue of not being traded on a national securities exchange. As a result, investors might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. We believe that current and prospective investors will view an investment in our common stock more favorably if our shares are listed on a national securities exchange. In addition, we also believe that being listed on a national securities exchange will be viewed more favorably by prospective and actual vendors, partners and employees.

Our board believes that the Reverse Split and anticipated increase in the per share price of our common stock should also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split or that we will be able to achieve listing of our common stock on a national securities exchange.

Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Split would be to help increase the market price of our common stock. We cannot assure you that the Reverse Split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the Reverse Split ratio determined by the board of directors, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the Reverse Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

If approved by stockholders at the annual meeting, the Reverse Split Amendment will be effected only upon the board’s determination that the Reverse Split is then in the best interests of our company and our stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. Our board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our common stock and on our compliance with applicable listing requirements, and the marketability and liquidity of our common stock. The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by the board. Also, if for any reason the board of directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by our stockholders. The Reverse Split will be effective as of the Effective Time set forth in the Reverse Split Amendment.

Upon the filing of the Reverse Split Amendment, without further action on the part of our company or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock calculated in accordance with the terms of the amendment to our certificate of incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-five and one-for-fifteen. For example, if a stockholder presently holds 100 shares of common stock, he, she or it would hold 10 shares of common stock following a one-for-ten reverse split.

No Fractional Shares

We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our common stock on the trading day immediately before the Effective Time.

Exchange of Stock Certificates

The conversion of the shares of our common stock under the Reverse Split will occur automatically at the Effective Time. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

Our transfer agent would act as exchange agent (the “Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Time, we or the Exchange Agent will send a letter to each stockholder of record at the Effective Time for use in transmitting certificates representing shares of our common stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on Outstanding Shares

If the Reverse Split is completed, the number of shares of our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged. The number of shares of common stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.0001 per share after the Reverse Split. However, the common stock as designated on our balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the common stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to our stockholders. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their common stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the common stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered common stock was held, provided all such common stock was held as a capital asset at the Effective Timee. Stockholders who receive cash upon redemption of their fractional share interests as a result of the Reverse Split will generally recognize gain or loss based upon their adjusted basis in the fractional shares redeemed. Generally, a stockholder receiving cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.

We will not recognize any gain or loss as a result of the Reverse Split.

Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Vote Required

A quorum being present, the affirmative vote of a majority of the outstanding shares of common stock and series C stock entitled to vote on this proposal is required to approve the Reverse Split and accompanying amendment to the company’s Fourth Amended and Restated Certificate of Incorporation. Votes may be cast for or against the proposal or may abstain, votes that abstain and broker non-votes will have the effect of a vote against the proposal as the approval requires a majority of the outstanding shares of common stock and series C stock to vote in favor of the proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WILL ALLOW OUR BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT, AND GRANT TO THE BOARD AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-FIFTEEN, OR NOT TO COMPLETE THE REVERSE SPLIT.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007. PricewaterhouseCoopers LLP has served as our independent auditors since November 2001 and provided us with audit services in respect of the years 1999 through 2006. Our stockholder views on auditors are advisory only because the audit committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC to have responsibility for the appointment of our independent registered public accounting firm. Nonetheless, this proposal is put before the stockholders in order to seek their views on this important corporate matter. If the stockholders do not ratify the appointment, the audit committee will take the matter under advisement.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to questions from stockholders.

Vote Required

Approval of the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007 will require the affirmative vote of the holders of a majority of the common stock and series C stock of the company present, or represented by proxy, and entitled to vote on the subject matter at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2007. UNLESS INDICATED AS “AGAINST” OR “ABSTAIN”, ALL PROXIES THAT AUTHORIZE THE PROXY HOLDER TO VOTE WITH RESPECT TO THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP WILL BE VOTED “FOR” THE RATIFICATION.

Fees of Independent Registered Public Accounting Firm

The aggregate fees and expenses billed for professional services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP, with respect to fiscal years ended 2006 and 2005, were as follows:

	Years Ended December 31,
	2006	2005
1) Audit Fees	$370,500	$323,670
2) Audit Related Fees	-	35,830
3) Tax Fees	75,600	140,700
4) All Other Fees	-	4,600
Total	$446,100	$504,800

Policy on Audit Committee Approval of Audit and Non-Audit Services

The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, including tax research and consultations, international tax consulting, tax assistance and compliance in international locations, assistance with transfer pricing, expatriate tax services, consultations and assistance with other taxes including state and local taxes, sales and use taxes, customs and duties, review of intercompany agreements and assistance with international manufacturing tax issues.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2006 and related fees were approved in accordance with the audit committee's policy.

The audit committee charter, adopted in March 2003 and amended in March 2004, March 2005 and March 2006, has been filed as exhibit 10.29 to our annual report on Form 10-K on March 15, 2006.

The audit committee has determined that the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with its maintaining auditor independence.

Peer Review

The company will be audited by an independent registered public accounting firm that (i) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines.

REPORT BY THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others, the systems of internal controls that management and the board have established and our audit process. The members of the audit committee are independent and one of its three members is an “audit committee financial expert” under SEC rules.

Our outside independent registered public accounting firm, PricewaterhouseCoopers LLP, is accountable to the audit committee as the representative of the stockholders. The audit committee has the authority and responsibility to select, evaluate and, where appropriate, replace the outside independent registered public accounting firm and reviews whether the non-audit services provided by it are compatible with its being independent for purposes of our financial audit. The financial statements are the responsibility of management and it is our responsibility to prepare the financial statements free from material misstatements in accordance with GAAP and our outside independent registered public accounting firm’s responsibility to express an opinion on those financial statements based on their audits whether our financial statements present fairly, in all material respects, our financial position as of our balance sheet date and our result of operations and cash flows for the fiscal period in accordance with accounting principles generally accepted in the United States.

The board of directors and audit committee have adopted an audit committee charter. A copy of the charter was filed as exhibit 10.29 to our annual report on Form 10-K on March 15, 2006. The audit committee held five meetings during 2006, including pre-issuance reviews of quarterly financial statements and press releases. The committee has reviewed and discussed the audited financial statements for fiscal year 2006 with our management and our independent registered public accounting firm. In addition, the committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended. The audit committee also has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed its independence with the independent registered public accounting firm. Based on these discussions and reviews, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007.

The audit committee regularly reviews and determines whether specific projects or expenditures with our independent registered public accounting firm, PricewaterhouseCoopers LLP, potentially affects its independence. The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided by the audit committee for up to one year, is detailed as to the particular service or category of services to be rendered and is generally subject to a specific budget. The audit committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the audit committee regarding the extent of any services provided in accordance with this pre-approval, as well as the cumulative fees for all non-audit services incurred to date.

No portion of this Report by the audit committee shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee

Daniel S. Van Riper (chairman)
Patrick Ashe (since June 15, 2007)
Zola Horovitz
Theresa Bischoff (until June 15, 2007)

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our named executive officers for 2006 include:

•	Barbara G. Duncan, our chief executive officer and principal financial officer,

•	Phil Skolnick, Ph.D., D.Sc. (hon), our president and chief scientific officer,

•	Warren Stern, Ph.D., who is our senior clinical advisor and who held the position of senior vice president of drug development until May 2007,

•	Scott Myers, who held the office of senior vice president of marketing and commercialization until January 2007,

•	Arnold Lippa, Ph.D., who is our executive chairman and who held the position of chief executive officer until July 2005,

•	Leslie Hudson, Ph.D., who held the position of director, chief executive officer and president until June 2006, and

•	Robert Horton, who held the office of senior vice president, general counsel and secretary until May 2006.

The discussion below is intended to help you understand the detailed information provided in the following tables below and put that information into context within our overall compensation program.

Overview of Compensation Structure

The compensation committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers and certain other employees depending on base salary levels. It also makes recommendations to the board of directors concerning option and other grants under the 2000 Plan to other employees as a group.

General Compensation Policy

Under the supervision of the board of directors, our compensation policy has been designed to attract and retain qualified key executives critical to our growth and long-term success. In light of events occurring during 2006, which are discussed under the heading of “2006 Circumstances and Compensation Adjustments”, the objectives during the second half of fiscal 2006 were also focused on retention of executives to ensure the short-term viability of the company. It is the objective of the board of directors to have a portion of each executive's compensation contingent upon our corporate performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual background, performance and expertise, progress and collaboration objectives and, to a lesser extent, his or her success in achieving designated individual goals, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the board of directors and compensation committee establish from time to time for the company and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between executive officers and stockholders.

The summary below describes in more detail the factors that the compensation committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the salary necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance historically has not played a significant role in the determination of base salary.

Variable Bonus Awards

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in or contribution to achieving specific company-wide corporate goals as well as the individual's personal performance. For the 2006 awards paid in January 2007, the compensation committee approved these specific goals in December 2005.

Long-Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the 2000 plan by the compensation committee have taken the form of stock options and restricted stock awards designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities and internal comparability considerations. Each option grant allows the executive officer or key employee to acquire shares of our common stock at a fixed price per share (in all cases to date, fair market value on the date of grant) over a specified period of time (up to 10 years). For our employees, the options typically vest in 25% annual installments over a four-year period. The executive officers’ have historically been granted options upon employment or upon employment contract renewals that vested over a three-year period, 50% after 18 months and the balance quarterly over the remaining 18-month vesting period, contingent in each case upon the executive officer's or key employee’s continued employment with us. Accordingly, options will provide a return to the executive officer or key employee to a significant degree only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term. However, special option grants were made during 2006 to reflect the renegotiated contracts for our senior executives as part of a management reorganization that occurred in June 2006. Given the significant decline of our stock price in 2006 from a high of $19.94 to a low of $0.29 per share, the long-term incentive compensation previously granted to our employees and executive officers may not provide the incentive anticipated by the grants.

Perquisites; Other Compensation

Our named executive officers, except for Dr. Lippa, were granted car allowances of $1,000 per month in 2006 during their employment period. In addition to the cash and equity compensation described above, we provide our named executive officers with the same benefit package available to all of our salaried employees. This package includes:

•	Health and dental insurance, life insurance and disability insurance;

•	Participation in 401k plan,

•	Tuition reimbursement, and

•	Commuting expenses for the excess mileage incurred as a result of our headquarter relocation to Somerset, New Jersey.

 We also provide relocation assistance, which is determined on a case by case basis. In 2006, we reimbursed Mr. Myers for housing expenses incurred prior to the relocation of our headquarters to Somerset, New Jersey. The named executive officers are entitled to severance in various circumstances upon a change-in-control as described under the heading ‘‘Potential Payments Upon Termination or Change in Control’’ below.

Pension Benefits

We do not sponsor any plans that provide for payments or other benefits at, following, or in connection with retirement, excluding a tax-qualified defined contribution plan.

Nonqualified Deferred Compensation

We currently do not sponsor any non-qualified defined contribution or other non-qualified deferred compensation plans.

Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to named executive officers, excluding performance-based compensation. Through December 31, 2006, this provision has limited our ability to deduct executive compensation of approximately $800,000, and the compensation committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

The accounting treatment of our compensation plans, including without limitation shared-based payments accounted for under SFAS No. 123(R) which we adopted as required on January 1, 2006, is not a significant factor in how we design our executive compensation plans.

Role of Executive Officers in Determining Compensation

Pay levels for each named executive officer, other than our Chief Executive Officer, largely reflect the recommendation of our Chief Executive Officer based upon individual experience and breadth of knowledge, internal considerations and other subjective factors.  Our Chief Executive Officer was not involved with any aspect of determining his/her own compensation.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation.  The factors described above, as well as the overall compensation philosophy, is reviewed to determine the appropriate level and mix of compensation.  Historically, and in fiscal 2006, the greatest weighting of compensation granted to named executive officers was in the form of long-term incentive compensation.

Timing of Compensation

As discussed elsewhere, compensation, including salary base adjustments, incentive plan goal specifications and incentive plan payments, for our named executive officers are reviewed annually, usually in the first quarter of the fiscal year.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our executives or employees.

2006 Circumstances and Compensation Adjustments

Beginning in 2006, the company was anticipating two potential transforming events. The first was the potential for an NDA approval for our lead compound, indiplon, which should have enabled the company to generate capital from the contractual royalty stream due from the sales of that compound. The second was the potential receipt of positive efficacy results in the first of our two CLBP studies with our analgesic, bicifadine, which should have enabled the company to raise significant capital either through the partnering of the compound or from outside investors. Through April 2006, the management team was encouraged to work towards either entering into a substantial licensing arrangement for bicifadine or selling the company at substantial premiums. Therefore, the compensation committee felt that it was appropriate to establish a special bonus pool for certain employees should a sale of the company occur that reflected the potential for these two transforming events for the company thus supplementing the performance bonus based upon corporate and individual goals established in December of 2005.

However in April 2006, we received disappointing results from the first Phase III clinical trial of bicifadine in patients with CLBP and our common stock price experienced a substantial decline from the previous day’s close price of $14.69 to $7.92. Further, in May 2006, our partner Neurocrine announced that the FDA had issued two complete responses regarding indiplon capsule and tablet NDAs. These responses indicated that indiplon 5 mg and 10 mg capsules were approvable and that the 15 mg tablets were not approvable and thus our common stock price experienced a further decline from the previous day’s close price of $7.05 to $3.02. These two negative events significantly altered the outlook and strategy for the company as the potential for capital infusions resulting from these two compounds was diminished significantly.

The company responded to these changes by reorganizing its senior management team to maximize the value of DOV's existing pipeline and explore and pursue the company's most attractive financing opportunities. As such, Dr. Leslie Hudson resigned from his position as chief executive officer and president, and our chief financial officer, Barbara Duncan, took on the role and title of president, chief financial officer and director. Additionally, our chief scientific officer, Dr. Phil Skolnick, was named executive vice president and chief scientific officer. The compensation committee worked with an external consultant to determine appropriate employment and compensation arrangements for Ms. Duncan and Dr. Skolnick to reflect their increased roles and responsibilities as well as the company’s business situation. In summary, each of these executives were granted 350,000 options and were given extensions of their employment agreements until June 2008.

2007 Compensation Adjustments

The company engaged an external compensation consultant in May 2007 to help it in determining appropriate compensation packages for Ms. Duncan and Dr. Skolnick in light of the events that occurred in late 2006 and early 2007. The consultants reviewed a peer group of biotechnology companies including Acadia Pharmaceuticals, Inc., Adolor Corp., Anadys Pharmaceuticals, Inc., Avigen, Inc., EPIX Pharmaceuticals, Inc., Farville, Inc., GenVec, Inc., Memory Pharmaceuticals, Inc., Neurogen Corp., Pharmacopeia Drug Discovery, Inc., Questor Pharmaceuticals, Inc., Renovis, Inc., and Torreypines Therapeutics, Inc. The compensation committee determined that it would target the 60th percentile in compensation of the combined CEO, president, and/or chief scientific officer roles of the peer group. This compensation target was then allocated between Ms. Duncan and Dr. Skolnick with Dr. Skolnick’s compensation targeted at 90% of Ms. Duncan’s. It was also determined that, if the 2007 Plan was approved by stockholders, the Company would issue to each of Ms. Duncan and Dr. Skolnick an equity award in the form of stock options equal to a value of $1,025,000, or three times the annual equity portion of targeted compensation, in order to provide a meaningful equity incentive to Ms. Duncan and Dr. Skolnick.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the compensation committee recommends to the board of directors that it be included in this proxy statement.

COMPENSATION COMMITTEE
Patrick Ashe (chairman) Daniel S. Van Riper Joseph Zakrzewski (since June 15, 2007) Zola Horovitz (until June 15, 2007)

Potential Payments Upon Termination or Change in Control

The following tables set forth potential payments payable to our named executive officers that are current employees upon termination of employment or a change in control of us under their current employment agreements. In the normal course of business the company engages in discussions with other organizations regarding potential collaborations or other business combinations that may be in the best long-term interests of our stockholders. The executive employment agreements contain severance compensation if the executive is terminated as a result of such combination in order to provide management with incentive for continuity during the transaction and to promote the active consideration of such combinations. Termination of the executive without cause or for good reason also triggers a severance payment due to the non-compete and non-solicitation provisions in their employment agreements. These terms are comparable to those offered in industry surveys. Potential payments upon termination or change of control come from two sources:

(i)    We have entered into employment agreements with each of our current named executive officers as described in the section entitled “Employment Agreements” which entitles them to severance in the event of death, disability or a termination of their employment by us without cause or a termination of employment by the employee for good reason or within six months of certain events constituting a change of control of the company; and

(ii)    We adopted in April 2006 a bonus incentive program which included our current named executive officers should a change of control occur before April 17, 2007. The program indicated that certain employees would be entitled to receive a bonus calculated upon an acquisition of the company in which the sale price per share is at a premium equal to or greater than 30% over the average daily price per share during the twelve months immediately prior to the execution of a term sheet for the sale of the company. However, given the company’s stock price decline from December 31, 2005 to December 31, 2006, there would have been no bonus payable under the bonus plan should an acquisition have occurred even at a 1,000% premium to our year end stock price. Please refer to the section entitled “2006 Circumstances and Compensation Adjustments”. This bonus incentive expired in April 2007.

The following table sets forth the estimated value of payments and benefits due to our named executive officers pursuant to their employment agreements and assuming our continuing named executive officers’ employment was terminated on December 31, 2006.

Name	Severance	Health Benefits
Barbara Duncan
Termination due to change of control	$516,000	$-
Termination due to disability	258,000	15,642
Termination due to death	86,000	5,214
Phil Skolnick, Ph.D., D.Sc. (hon)
Termination due to change of control	516,000	-
Termination due to disability	258,000	6,545
Termination due to death	86,000	11,856
Warren Stern, Ph.D.
Termination due to change of control	-	-
Termination due to disability	259,006	3,952
Termination due to death	86,000	11,856

2006 Compensation Information for our Continuing Named Executive Officers for 2007

On January 19, 2007, the compensation committee approved the compensation for the named executive officers for 2006. The compensation committee also approved the following base salaries for 2007 and for 2006 as set forth below.

	Annualized Base Salary
Executive	2006	2007
Ms. Duncan	$344,000	$344,000
Dr. Skolnick	$344,000	$344,000
Dr. Stern(1)	$345,000	$345,000

(1)
Dr. Stern reduced his employment level to 70% beginning October 1, 2006, to 50% beginning January 1, 2007 and to 20% beginning April 1, 2007. Accordingly, his annualized base salary was reduced by 30% beginning October 1, 2006, 50% beginning January 1, 2007 and 80% beginning April 1, 2007.

As discussed under the heading of “2006 Circumstances and Compensation Adjustments”, in December 2005, the compensation committee defined specific award opportunities as a percentage of salary for each executive. The 2006 award goals were weighted to reflect the company’s strategic objectives and were contingent primarily on performance relative to achievement of corporate goals (60% of target bonus) and for individual performance (40% of target bonus). For the determination of the actual awards for 2006 to be paid in 2007, the compensation committee reviewed the detailed goals that had been approved and determined that the corporate goals for 2006 were achieved at a 40% level and that individual goals for the most part were achieved. The following table shows the potential awards at maximum, as well as each executive’s actual award paid in 2007, as a percentage of salary.

Annual Incentive Opportunities as a Percentage of Annualized Salary for 2006 and Actual Paid in 2007
Executive	Maximum Percentage	Actual Award
Ms. Duncan(1)	40%	24%
Dr. Skolnick	30%	18%
Dr. Stern	30%	18%

(1) Ms. Duncan’s original incentive award was a maximum of 30%; however, she took on the additional role of President in July 2006 and, in early 2007, the committee determined that the incentive award maximum should be increased to reflect the maximum award originally set for the former chief executive officer.

Summary Compensation Table

The following table sets forth certain compensation information for the years indicated as to our CEO and the named executive officers for the fiscal years ended December 31, 2006, 2005 and 2004. In addition, we have included information for former officers whose employment terminated within the last twelve months and for our executive chairman whose employment as chief executive officer terminated in July 2005 and therefore their compensation also includes amounts paid pursuant to severance arrangements. We have not included the column for nonqualified deferred compensation earnings as we did not have deferred compensation programs in effect at the time of the filing of our annual report on Form 10-K.

       The equity compensation costs included in the Stock and Option Awards columns below are associated with the 2000 Plan and are recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R). Therefore, awards pursuant to the 2000 Plan may include restricted stock and stock options given during and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 4 to the company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our annual report on Form 10-K.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(9)	Option Awards(9)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation	Total
Continuing Employees:
Barbara Duncan (2)	2006	$343,731	$—	$—	$845,796	$30,000	$16,550	$1,236,077
Director, Chief Executive Officer	2005	327,692	—	—	160,562	75,000	12,242	575,496
and Treasurer	2004	298,077	—	—	345,286	50,000	12,300	705,663

Phil Skolnick, Ph.D., D.Sc. (hon)(3)	2006	343,731	—	—	343,419	30,000	17,716	734,866
President and	2005	327,692	—	—	646,271	75,000	13,042	1,062,005
Chief Scientific Officer	2004	299,038	—	—	58,871	50,000	13,290	421,199

Warren Stern, Ph.D. (4)	2006	320,827	—	—	1,262,031	45,000	66,206	1,694,064
Senior Clinical Advisor	2005	327,692	—	—	2,391,150	75,000	13,599	2,807,441
	2004	300,000	—	—	—	—	13,815	313,815

Former Employees:
Arnold S. Lippa, Ph.D(5)	2006	—	—	—	211,334	—	557,065	768,399
Executive Chairman	2005	248,991	—	903,000	160,562	100,000	9,726	1,422,279
	2004	363,212	—	—	—	125,000	33,895	522,197

Leslie Hudson(6)	2006	463,376	85,000	—	3,491,400	—	268,216	4,307,992
Former Director, Chief Executive Officer and President	2005	174,904	—	2,120,000	—	—	84,710	2,379,614

Scott Myers(7)	2006	330,000	—	—	—	—	13,357	343,357
Senior Vice President, Marketing and Commercialization	2005	21,577	—	—	—	—	1,021	22,598

Robert Horton (8)	2006	124,038	—	—	1,710,241	15,000	245,799	2,095,078
Senior Vice President, General	2005	327,692	—	—	402,571	75,000	15,077	820,340
Counsel and Secretary	2004	307,211	—	—	187,498	50,000	15,048	559,757

(1)
Does not reflect non-contractual bonuses paid in 2007 to the three current named executive officers aggregating $205,000 as described in “2006 Compensation Information for our Continuing Named Executives Paid in 2007” section above.

(2)	All other compensation represents $16,250, $12,000 and $12,000 in 2006, 2005 and 2004 for automobile allowance and $300, $242 and $300 in 2006, 2005 and 2004 for life insurance premiums.

(3)	All other compensation represents $16,426, $12,000 and $12,000 in 2006, 2005, and 2004 for automobile allowance and $1,290, $1,042 and $1,290 in 2006, 2005 and 2004 for life insurance premiums.

(4)
All other compensation represents $15,195, $12,000 and $12,000 in 2006, 2005 and 2004 for automobile allowance, $49,031 for accrued vacation in 2006 and $1,980, $1,599 and $1,815 in 2006, 2005 and 2004 for life insurance premiums.

(5)
Dr. Lippa’s employment as chief executive officer and president of the company terminated effective July 2005. In connection with this termination, Dr. Lippa will receive severance of $731,500 over two years. He continues as executive chairman of the board. All other compensation represents $557,065 in severance for 2006; $9,180 and $16,723 in 2005 and 2004 for automobile allowance, $546, and $8,018 in 2005 and 2004 for life insurance premiums and $9,154 in 2004 for advances repaid in 2005.

(6)
Dr. Hudson joined us effective July 28, 2005 and terminated his employment in June 2006 and relinquished all options awarded to him. In connection with this termination Dr. Hudson will receive severance of $656,625 over two years. Other compensation includes $218,875 in severance paid in 2006 and $19,783 in payment for unused accrued vacation in 2006; $13,300 and $78,966 in relocation expense reimbursement in 2005; $6,000 and $5,000 in 2006 and 2005 for automobile allowance; $8,963 for reimbursement of legal fees in 2006; and $1,295 and $744 in 2006 and 2005 for life insurance premiums.

(7)
Mr. Myers terminated his employment in January 2007. All other compensation represents $12,000 and $1,000 in 2006 and 2005 for automobile allowance, $300 and $21 in 2006 and 2005 for life insurance premiums and $1,058 for housing allowance in 2006.

(8)
Mr. Horton terminated his employment in May 2006. All other compensation represents $215,769 and $23,539 in 2006 for severance and paid vacation; $4,000, $12,000 and $12,000 in 2006, 2005 and 2004 for automobile allowance; and $2,491, $3,077 and $3,048 in 2006, 2005 and 2004 for life insurance premiums.

(9)
Option award amounts are the fair value (as determined on the date of grant) of all options vested during the fiscal year. We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimating stock price volatility, forfeiture rates, and expected life. Although the amounts for option and restricted stock awards reflected appear large based upon our current market capitalization, the grants and fair value established were made at a point when our market capitalization was substantially higher.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to the named executive officers and our former executive officers concerning the grant of stock options during 2006. All the options were granted at the fair market value on the date of grant as determined by the board of directors. We have not included information for estimated future payouts under non-equity and equity incentive plan awards as we did not have an incentive plan established for 2007 as of the date of the filing of the annual report on Form 10-K.

	Individual Grants
Name	Options Granted	% of Total Options Granted	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Fair Value(1)
Barbara Duncan	350,000	22.8%	$2.12	6/30/2016	$520,450
	15,000	1.0	17.61	2/7/2016	148,305
Phil Skolnick, Ph.D. D. Sc. (hon)	350,000	22.8	2.12	6/30/2016	520,450
	15,000	1.0	17.61	2/7/2016	148,305
Warren Stern, Ph.D.	75,000	4.9	2.12	6/30/2016	106,350
	25,000	1.6	17.61	2/7/2016	247,175
Former Employees:
Leslie Hudson, Ph.D.	50,000	3.3	17.61	2/7/2016	494,350
Scott Myers	50,000	3.3	2.08	6/28/2016	69,800
Arnold Lippa, Ph.D.	-	-	-	-	-
Robert Horton	-	-	-	-	-

(1) Although the amounts reflected appear large based upon our current market capitalization, the grants and fair value established were made at a point when our market capitalization was substantially higher. Please refer to the section “2006 Circumstances and Compensation Adjustments”.

2006 Option Exercises and Stock Vested Table

The following table sets forth certain information concerning the values realized upon exercise of options or vesting of restricted stock awards by the named executive officers and our former senior executives during fiscal 2006.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise	Value ($) Realized(1)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(2)
Barbara Duncan	65,000	$913,830	—	$—
Phil Skolnick, Ph.D. D. Sc. (hon)	60,000	885,830	—	—
Warren Stern, Ph.D.	—	—	—	—
Former Employees:
Arnold S. Lippa, Ph.D.	—	—	20,000	53,800
Leslie Hudson, Ph.D.	—	—	100,000(3)	213,000
Scott Myers	—	—	—	—
Robert Horton	—	—	—	—

(1)	Determined by multiplying the number of shares acquired on exercise by the difference between the closing price on the date of exercise and the exercise price.

(2)	Determined by multiplying the number of shares of restricted stock that vested by the closing price of the stock on the vesting date.

(3)	The vesting of the restricted shares was accelerated during the year pursuant to the severance agreement entered into with Dr. Hudson in June 2006.

Granting of Equity Awards

      The compensation committee approves the eligible equity award recipients along with the amount and types of the equity awards. An award agreement is sent to each recipient. This grant agreement describes the amount and type of awards, as well as the terms and conditions of the awards.

      These awards are made in accordance with the terms of the 2000 Plan. The 2000 Plan has been approved by the stockholders and may be modified in limited instances by the compensation committee. The exercise price for options was based on the closing stock price on the award date.

Calculation of Fair Value of Equity Awards

      Options - In accordance with SFAS No. 123(R), the company determines the fair value of options as of the grant date. For all options the company uses the Black Scholes valuation model.

      Restricted Stock Awards, or RSAs - In accordance with SFAS No. 123(R), the company determines the fair value of Restricted Stock Awards as the closing price of the company’s common stock as of the grant date.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding awards as of December 31, 2006. We have not included columns for equity incentive plan awards as we did not have such a plan in place as of the date of the filing of our annual report on Form 10-K.

Number of Securities Underlying Unexercised Options at Fiscal Year-End	Stock Awards

Name	Number Exercisable	Number Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of RSAs Unvested(1)	Market Value of RSAs Unvested	Number of RSAs Vested	Market Value of RSAs Vested
Barbara Duncan	234,500	—	$4.01	8/20/2011	—		—
	22,916	2,084	13.66	1/26/2014
	74,999	25,001	12.79	8/3/2014
	—	15,000	17.61	2/7/2016
	—	350,000	2.12	6/30/2016
Phil Skolnick, Ph.D. D. Sc. (hon)	250,000	—	2.78	7/10/2010	—		—
	91,655	8,335	13.58	1/9/2014
	6,250	18,750	16.77	2/1/2015
	—	15,000	17.61	2/7/2016
	—	350,000	2.12	6/30/2016
Warren Stern, Ph.D.	285,000	—	15.36	9/10/2013	—		—
	6,250	18,750	16.77	2/1/2015
	—	25,000	17.61	2/7/2016
	—	75,000	2.12	6/30/2016

Former Employees:
Arnold S. Lippa, Ph.D.	22,916	2,084	13.66	1/26/2014	40,000	$10,800	20,000	$5,400
	11,250	33,750	16.77	2/1/2015
	48,600	—	2.47	1/17/2010
	162,000	—	2.73	12/10/2008
Leslie Hudson, Ph.D.	—	—			—		100,000	27,000
	—	—
Scott Myers	—	285,000	14.28	12/01/2015	—		—
	—	50,000	2.08	6/28/2016
Robert Horton	150,000	—	4.40	8/16/2012	—		—
	25,000	—	13.66	1/26/2014
	25,000	—	16.77	2/1/2015
	100,000	—	21.15	7/29/2015
	—	—	2.78	5/31/2010

(1) All unexercisable options and restricted stock awards became exercisable on March 15, 2007 pursuant to the consummation of the Exchange Offer.

Employment Agreements

Current Employees

Barbara Duncan. In connection with her employment by us in August 2001, we entered into an employment agreement with Ms. Duncan (as amended in August 2004 and June 2006), which provides for her employment as president and chief financial officer until June 30, 2008. Ms. Duncan’s title was changed to chief executive officer in February 2007. Under the amended agreement, we will pay Ms. Duncan base compensation of at least $300,000 per year. For 2007, we will pay her $344,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Upon the commencement of Ms. Duncan's employment, we granted her options to purchase 364,500 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $4.01 per share (as so adjusted) which are completely vested. In addition, in August 2004, in connection with renewal of her employment agreement, we granted her options to purchase 100,000 shares of our common stock at an exercise price of $12.79 per share which are completely vested as a change of control occurred upon the consummation of the exchange offer which accelerated the vesting of outstanding options under the 2000 Plan except for those granted in January 2007. In June 2006, in connection with her promotion to President, we granted her options to purchase 350,000 shares of our common stock at an exercise price of $2.12 per share which are completely vested as a change of control occurred upon the consummation of the exchange offer which accelerated the vesting of outstanding options under the 2000 Plan except for those granted in January 2007. Options granted to Ms. Duncan, to the extent not vested, shall vest immediately upon a termination of Ms. Duncan’s employment by DOV without cause or a termination of employment by Ms. Duncan for good reason or within six months of certain events constituting a change of control of the Company. We are obligated to continue to pay Ms. Duncan her base and incentive compensation and to continue her benefits for a period of nine months if she is terminated upon becoming disabled or for a period of 90 days upon her death. Additionally, in the event of a termination of Ms. Duncan’s employment by DOV without cause or a termination of employment by Ms. Duncan for good reason or within six months of certain events constituting a change of control of DOV, Ms. Duncan will be entitled to severance payments equal to the greater of (i) basic compensation for the period commencing on the date of such termination and ending June 30, 2008 and (ii) basic compensation for the period commencing on the date of such termination and ending on the date that is 12 months thereafter. The amendment also provides that Ms. Duncan will resign as a member of the Company’s board of directors in the event Ms. Duncan’s employment with the Company is terminated for any reason.

Dr. Phil Skolnick Ph.D., D.Sc.(hon). In connection with his employment by us in January 2001, we entered into an employment agreement (as amended in January 2004 and June 2006) with Dr. Skolnick, which provides for his employment as executive vice-president, research and chief scientific officer until June 30, 2008. In February 2007, Dr. Skolnick’s title was changed to president and chief scientific officer. Under the amended agreement, we will pay Dr. Skolnick base compensation of at least $300,000 per year. For 2007, we will pay him $344,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Upon the commencement of Dr. Skolnick's employment, we granted him options to purchase 405,000 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $2.78 per share (as so adjusted) which are completely vested. In January 2004, in connection with renewal of his employment agreement, we granted him options to purchase 100,000 shares of our common stock at an exercise price of $13.58 per share which are completely vested. In connection with the execution of the June 2006 amendment, Dr. Skolnick was granted options to purchase 350,000 shares of our common stock at an exercise price of $2.12 per share which are completely vested as a change of control occurred upon the consummation of the exchange offer which accelerated the vesting of outstanding options under the 2000 Plan except for those granted in January 2007. We are obligated to continue to pay Dr. Skolnick his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. Additionally, in the event of a termination of Dr. Skolnick’s employment by DOV without cause or a termination of employment by Dr. Skolnick for good reason or within six months of certain events constituting a change of control of the Company including if either Dr. Horovitz or Dr. Lippa are not on our board of directors, Dr. Skolnick will be entitled to severance payments equal to the greater of (i) basic compensation for the period commencing on the date of such termination and ending June 30, 2008 and (ii) basic compensation for the period commencing on the date of such termination and ending on the date that is 12 months thereafter. The agreement also requires Dr. Skolnick to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

Dr. Warren Stern, Ph.D.  In connection with his engagement in September 2003, Dr. Stern and we entered into a consulting agreement and an employment agreement which was amended on June 30, 2006. The amended employment agreement provides for an extension of the term of Dr. Stern’s service to DOV as senior vice president of drug development from September 10, 2006 until March 31, 2007; provided, however, that the hours of service provided by Dr. Stern to us and Dr. Stern’s basic compensation were reduced by (i) 30% from October 1, 2006 until January 1, 2007 and (ii) 50% from January 1, 2007 until March 31, 2007. Under the consulting agreement, pending commencement of full-time employment, we paid Dr. Stern $45,000. Under the employment agreement, once Dr. Stern commenced full-time employment in December 2003, we agreed to pay him $300,000 per year. The employment agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, as of September 10, 2003, we granted Dr. Stern options to purchase 285,000 shares of our common stock at an exercise price of $15.36 per share which are completely vested. In connection with the execution of the amendment, Dr. Stern was granted options to purchase 75,000 shares of DOV common stock at an exercise price of $2.12 per share which are completely vested. We are obligated to continue to pay Dr. Stern his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. The employment agreement also requires Dr. Stern to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the time we make severance payments to him.

Effective April 1, 2007, Dr. Stern’s employment agreement expired and the terms of Dr. Stern’s continued employment with DOV are governed by a Letter Agreement, dated as of March 29, 2007. The letter agreement provides for Dr. Stern’s continued employment until June 30, 2007. Dr. Stern will devote 8 hours per week to his employment with DOV and will receive $1,702 per week (minus standard withholdings and deductions required by law). Dr. Stern is entitled to 1.5 vacation days during the period from Apri1 1, 2007 until June 30, 2007; however, he will not be entitled to any additional benefits generally provided to DOV employees.

Prior Employees

Dr. Arnold Lippa, Ph.D. On May 23, 2005, the company entered into a two-year employment agreement with Dr. Lippa, the company’s then chief executive officer, which continued his existing agreement, with certain changes, that was extended in January 2005. Such changes include severance protection in the event of a termination of employment without cause or good reason equal to payment of base compensation for the greater of one year or the balance of the term of the agreement, subject to consulting obligations. In addition, the agreement includes a change in control severance protection equal to two years’ base compensation, elimination of a 2% bonus based upon gross proceeds in the event of a sale of the company and elimination of incentive compensation for licensing. He was also awarded 60,000 RSAs under the company’s 2000 stock option and grant plan, which are completely vested. As of July 28, 2005, Dr. Lippa’s employment as chief executive officer terminated thus requiring the company to pay the contractual severance. As a result, the company has recorded a severance obligation of $790,000 as of June 30, 2005. Dr. Lippa remains as executive chairman of the board of directors.

Leslie Hudson. In connection with his employment by us in July 2005, we entered into an employment agreement with Dr. Hudson which provided for his employment as Chief Executive Officer and President until July 28, 2008. Under the agreement, we agreed to pay Dr. Hudson base compensation of at least $425,000 per year. The agreement provided for benefits, the reimbursement of expenses and the payment of incentive compensation. Additionally, upon commencement of employment on July 28, 2005, we granted Dr. Hudson 100,000 shares of restricted stock and options to purchase 225,000 shares of our common stock at an exercise price of 21.20, each vesting ratably annually over four years. Dr. Hudson also received a bonus of $85,000 in January 2006, and the parties agreed that his target bonus for fiscal year 2006 and each subsequent year of his employment agreement will be 40% of base compensation upon achievement of milestones established by the compensation committee of the board of directors. He was also eligible for other benefits, including relocation allowances of which $78,966 was paid in 2005. We were obligated to continue to pay Dr. Hudson his base and incentive compensation and to continue his benefits for a period of nine months if he was terminated upon becoming disabled or for a period of 90 days upon his death. For qualified events of severance, Dr. Hudson was entitled to base compensation for the balance of his agreement subject to a minimum of one-year base compensation and an additional severance payment equal to his prior incentive bonus in the case of a termination following a change of control. The agreement also required Dr. Hudson to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him. On June 29, 2006, Dr. Hudson resigned as president and chief executive officer and as a member of the board of directors. We entered into a Separation and General Release Agreement with Dr. Hudson, dated as of June 29, 2006, pursuant to which we agreed to make severance payments to Dr. Hudson in an aggregate amount equal to 24 months of basic compensation. Additionally, the 100,000 shares of RSAs granted to Dr. Hudson in connection with the commencement of his employment were vested and Dr. Hudson elected to have the tax withheld from the RSAs granted, thus DOV has agreed to remove any restrictions on 68,550 of such shares which are now fully-owned by Dr. Hudson. In addition, in accordance with the provisions of Dr. Hudson’s Separation and General Release Agreement, all stock options held at the date of termination were immediately terminated.

Robert Horton. In connection with his employment by us in August 2002, we entered into an employment agreement with Mr. Horton (as amended in July 2005), which provided for his employment as Vice President and General Counsel until August 16, 2008. Mr. Horton’s title was changed to Senior Vice President and General Counsel in February 2005. Under the agreement, we agreed to pay Mr. Horton base compensation of at least $330,000 per year. The agreement provided for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Mr. Horton's employment, we granted him options to purchase 250,000 shares of our common stock at an exercise price of $4.40 per share. In addition, in July 2005, in connection with renewal of his employment agreement, we granted him options to purchase 100,000 shares of our common stock at an exercise price of $21.15 per share that are completely vested. We were obligated to continue to pay Mr. Horton his base and incentive compensation and to continue his benefits for a period of nine months if he was terminated upon becoming disabled or for a period of 90 days upon his death. If Mr. Horton terminated his employment with us for good reason, or within six months of a change of control, or if we terminated Mr. Horton without cause, he was entitled to receive his base compensation for balance of his employment agreement, namely August 16, 2008, and all stock options granted to him would vest. The agreement also requires Mr. Horton to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payment to him. In May 2006, Mr. Horton’s employment was terminated. As part of his severance agreement, we agreed to pay base salary and benefits over the next 15 months and, pursuant to the provisions of his employment agreement, his unvested options have been vested and the exercise period for all outstanding options has been extended to December 31, 2007.

Scott Myers. In connection with his employment by us in December 2005, we entered into an employment agreement with Mr. Myers which provided for his employment as Senior Vice President, Strategic Marketing and Commercialization until December 2008. Under the employment agreement, we agreed to pay him base compensation of at least $330,000 per year. The agreement provided for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Mr. Myers’ employment, we granted him options to purchase 285,000 shares of our common stock at an exercise price of $14.28 per share that would have vested 50% on June 1, 2007 and ratably thereafter over the next six quarters. We were obligated to continue to pay Mr. Myers his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Mr. Myers terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Mr. Myers without cause, he was entitled to receive his base compensation for balance of his employment agreement, namely December 2008, and all stock options granted to him would have vested. Mr. Myers terminated his employment with us in January 2007 and thus no severance payments are owing to him.

Compensation of Directors

Our non-employee and independent outside directors each received $5,000 for each fiscal quarter and received 5,000 shares of restricted stock, or RSA’s, for a full year of service on the annual meeting date. New, independent members of the board received 8,333 RSA’s in their first year of service in lieu of the 5,000 RSA’s noted in the prior sentence. In May 2006, Mr. Ashe, Ms. Bischoff, Dr. Horovitz and Mr. Van Riper each received 5,000 RSA’s. These RSA’s were to vest in three annual installments after the completion of each full year of service following such grant but became immediately exercisable upon the consummation of our exchange offer, which constituted a change of control under our 2000 Plan. In addition Mr. Podlesak received 8,333 shares of restricted stock upon joining our board in 2006. Our compensation committee members receive $1,000 for each meeting in which they participate with a limit of one such payment per quarter and the chairman of the compensation committee receives additional compensation of $500 per quarter. Our audit committee members receive $1,000 for each meeting in which they participate and the chairman of the audit committee receives additional compensation of $3,000 per quarter with a limit of one such payment per quarter. We have agreed to reimburse our directors for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Dr. Lippa, the executive chairman, and Ms. Duncan, our Chief Executive Officer, did not receive any compensation for their membership on the board of directors in 2006.

The table below summarizes compensation information for each of our non-employee independent directors for fiscal year 2006. We have not included columns in the table below for non-equity incentive plan compensation or change in pension value and nonqualified deferred compensation earnings as we do not have such plans in place.

	Compensation Recognized for Year Ended December 31, 2006				Outstanding at December 31, 2006
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total	Options	Stock Awards
Patrick Ashe	$26,000	$5,450	$132,334	$163,784	121,200	5,000
Theresa A. Bischoff	28,000	5,450	100,139	133,589	39,300	5,000
Zola Horovitz, Ph.D.	34,000	5,450	132,334	171,784	89,300	5,000
Dennis Podlesak	15,000	9,084	-	24,084	-	8,333
Daniel S. Van Riper	43,000	5,450	146,602	195,052	57,150	5,000

(1) The directors are paid their equity compensation at the end of each annual term and therefore compensation related to the stock and option awards represents the expense recognized in the company’s financial statements for the year ended December 31, 2006. Although the amounts reflected for the option awards appear large based upon our current market capitalization, the grants and fair value established were made at a point when our market capitalization was substantially higher. Please refer to the section “2006 Circumstances and Compensation Adjustments”. The grant date fair value of stock awards to each of the directors except Mr. Podlesak was $14,600 and for Mr. Podlesak was $24,332 during 2006.

Compensation Changes Effective July 18, 2007

On June 15, 2007 the board of directors agreed to change the compensation provided to the board members as well as to establish compensation for Dr. Lippa, the company’s executive chairman of the board. The following summarizes compensation to be paid beginning July 18, 2007. Our non-employee directors will each receive $5,000, and our executive chairman $20,000, at the end of each fiscal quarter as long as one meeting during the quarter has been attended and each director will receive $60,000 in value of equity compensation for a full year of service on the annual meeting date. The committee fees will remain the same as paid historically. The equity awards are anticipated to be issued under the 2007 Plan if approved by stockholders.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, the compensation committee consisted of Dr. Horovitz (chairman), Messrs. Ashe and Van Riper. No member of the compensation committee was an officer or employee of the company during 2006 or was formerly an officer or employee of the company. In addition, no executive officer of the company served as a member of another entity’s board of directors or as a member of the compensation committee of another entity (or other board committee performing equivalent functions) during 2006, which entity had an executive officer serving on the board of directors of the company.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our common stock since April 24, 2002 (the date on which our common stock was first registered under section 12 of the Exchange Act) to the cumulative return over such period of the (i) NASDAQ Stock Market (U.S.) Index, and (ii) NASDAQ Biotechnology Index.

The graph assumes that $100 was invested on April 24, 2002, the date on which our stock was first sold to the underwriters on the date of our initial public offering at a per share price of $13.00.

COMPARISON OF CUMULATIVE TOTAL RETURN
FROM APRIL 24, 2002, TO DECEMBER 29, 2006

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership with the SEC and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of filings with the SEC, we believe that other all of our directors and executive officers have complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2006. We undertake to prepare Section 16 filings for our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth, as of May 30, 2007 certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to beneficially own 5% or more of a class of our common stock;

•	each of our directors;

•	each of our current executive officers; and

•	all our directors and executive officers of as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC (Rule 13d-3(d)(1) under the Exchange Act) and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares to which an individual or entity has the right to acquire beneficial ownership within 60 days of May 30, 2007, through the exercise of any warrant, stock option or other right. The inclusion in this calculation of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

The table below does not set forth information with regard to former holders of our convertible subordinated debentures that received shares of series C convertible preferred stock in our Exchange Offer if such holder has not filed a report with respect to such securities with the SEC. The shares of series C convertible preferred stock converted into our common stock on June 11, 2007.

Unless otherwise specified below, each stockholder’s address is c/o DOV Pharmaceutical, Inc., 150 Pierce Street, Somerset, NJ 08873.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
Polygon Global Opportunities Master Fund(2) c/o Polygon Investment Partners LLP 10 Duke of York Square London SW3 4LY United Kingdom	12,225,672	10.7%
Arnold S. Lippa(3)	1,328,920	1.2
Barbara G. Duncan(4)	777,000	*
Phil Skolnick(5)	740,000	*
Warren Stern(6)	410,000	*
Patrick Ashe(7)	215,700	*
Zola Horovitz(8)	205,220	*
Daniel S. Van Riper(9)	67,650	*
Theresa A. Bischoff(10)	49,800	*
Dennis Podlesak (11)	17,499	*
Joseph Zakrzewski	*	*
All directors and executive officers as a group (9 persons)(12)	3,811,789	3.3

*Less than one percent.

(1)
As of May 30, 2007, the number of outstanding shares of our common stock and common stock equivalents was 110.8 million. Such number of outstanding shares of common stock includes 84.0 million shares of common stock that was issued upon the mandatory conversion of the series C convertible preferred stock on June 11, 2007 and does not include any shares series D convertible preferred stock as such shares are not mandatorily convertible into shares of common stock.

(2)
The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holders so listed. Includes 12,225,672 shares of common stock issuable upon the mandatory conversion of the series C convertible preferred stock and excludes 19,102,612 shares of common stock that would be issued upon the conversion of the series D convertible preferred stock.

(3)
Includes 499,200 shares of common stock, options to purchase 280,600 shares of common stock that are currently vested and warrants to purchase 549,120 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(4)
Includes 25,000 shares of common stock, options to purchase 724,500 shares of common stock that are currently vested and warrants to purchase 27,500 shares of our common stock that are exercisable within 60 days of May 30, 2007. Excludes options to purchase 75,000 shares of common stock that are not exercisable within 60 days of May 30, 2007.

(5)
Includes options to purchase 740,000 shares of common stock that are currently vested and excludes options to purchase 50,000 shares of common stock that are not exercisable within 60 days of May 30, 2007.

(6)
Includes options to purchase 410,000 shares of common stock that are currently vested and excludes options to purchase 50,000 shares of common stock that are not exercisable within 60 days of May 30, 2007.

(7)
Includes 45,000 shares of common stock, options to purchase 121,200 shares of common stock that are currently exercisable and warrants to purchase 49,500 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(8)
Includes 55,200 shares of common stock, options to purchase 89,300 shares of common stock that are currently exercisable and warrants to purchase 60,720 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(9)
Includes 5,000 shares of common stock and options to purchase 57,150 shares of common stock that are currently exercisable, and warrants to purchase 5,500 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(10)
Includes 5,000 shares of common stock and options to purchase 39,300 shares of common stock that are currently exercisable and warrants to purchase 5,500 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(11)	Includes 8,333 shares of common stock and warrants to purchase 9,166 shares of our common stock that are exercisable within 60 days of May 30, 2007.

(12)
Includes 642,733 shares of common stock, options to purchase 2,462,050 shares of common stock that are currently exercisable and warrants to purchase 707,006 shares of our common stock that are exercisable within 60 days of May 30, 2007. Excludes options to purchase 175,000 shares of common stock that are not exercisable within 60 days of May 30, 2007.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, stockholder proposals that meet certain conditions may be included in the proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at our 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, must give us notice of the proposal no later than January 1, 2008, to be considered for inclusion in the proxy statement and form of proxy distributed to all stockholders entitled to vote at that meeting. In addition, our by-laws provide that if the date set for the annual 2008 meeting is more than 30 days before the anniversary of the 2007 annual meeting or more than 60 days after the anniversary, in order to be timely, a stockholder notice shall be delivered to the secretary at our principal executive offices, and must be given no earlier than the close of business on the 120th day prior to the 2008 annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the first public announcement of the meeting date is made. Stockholders that intend to present a proposal at the 2008 annual meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to us not earlier than January 22, 2008, and not later than February 22, 2008. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the 2008 annual meeting will have discretionary authority to vote with respect to any such proposal that is determined to be untimely. The SEC has published rules relating to stockholder proposals including procedural requirements for their inclusion or exclusion from the proxy statement. In addition, our bylaws provide that any matter to be presented at an annual meeting must be proper business to be transacted at the meeting and must have been properly brought pursuant to the bylaws. Timely receipt by us of any such proposal from a stockholder will not guarantee its inclusion in the proxy materials or its presentation at the 2008 annual meeting because there are other inclusion requirements and exclusion guidelines in the SEC's proxy rules that must also be satisfied. Any such stockholder proposals, or written requests for a copy of our bylaws, should be mailed to DOV Pharmaceutical, Inc., 150 Pierce Street, Somerset, New Jersey 08873 attention: Secretary. In order to curtail any controversy as to the date on which a proposal was received by the company, it is recommended that proponents of a stockholder proposal submit their proposal by certified mail, return receipt requested.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the 2007 annual meeting other than the matters set forth in this proxy statement. If other matters properly come before the annual meeting, the holders of the proxies will act in accordance with their best judgment.

Copies of this proxy statement, form of proxy, notice of annual meeting of stockholders and annual report on Form 10-K are being mailed to stockholders. Additional copies may be obtained from the general counsel of DOV Pharmaceutical, 150 Pierce Street, Somerset, New Jersey 08873.

By Order of the Board of Directors,

Barbara Duncan
Chief Executive Officer

Somerset, New Jersey
[________], 2007

APPENDIX A
DOV PHARMACEUTICAL, INC.
2007 STOCK AWARD AND INCENTIVE PLAN

1. Purpose. The purpose of this 2007 Stock Award and Incentive Plan (the "Plan") is to aid DOV Pharmaceutical, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) "Annual Limit" shall have the meaning specified in Section 5(b).

(b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

(d) "Board" means the Company's Board of Directors.

(e) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and also includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(f) "Committee" means the Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under any stock exchange or marketplace rules as may then be applicable), in which case the term "Committee" shall refer to the Board.

(g) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(h) "Deferred Stock" means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified period, subject to any vesting requirement as may be specified by the Committee.

(i) "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(j) "Effective Date" means the effective date specified in Section 11(p).

(k) "Eligible Person" has the meaning specified in Section 5.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, if the Stock trades on a national securities exchange, the Fair Market Value on any given date shall be the reported closing sale price on such date, and if the Stock does not trade on any national securities exchange but is admitted to trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the closing sale price as reported by NASDAQ on such date or, if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date. For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day.

(n) "409A Award" means an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder and includes, without limitation, an Option or Stock Appreciation Right under the Plan that is materially modified and deemed a new grant at a time when the per share Fair Market Value exceeds the exercise price of the Option or SAR. "Non-409A Award" means an Award other than a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(o) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(p) "Option" means a right to purchase Stock granted under Section 6(b).

(q) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) "Performance Award" means an Award granted to a Participant under Sections 6(i) or 7.

(t) “Preexisting Plan” mean the Company’s 2000 Stock Option and Grant Plan, as amended.

(u) "Restricted Stock" means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(v) "Stock" means the Company's Common Stock, par value $ 0.0001 per share and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(w) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

(x) “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the number and class of shares of Stock to which an Award may relate, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (including in connection with a change in control of the Company), the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) will fail to so qualify, and (iii) will not result in a related-party transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 16 million shares of Stock plus (ii) the number of shares that, immediately before the Effective Date, remain available for new awards under the Preexisting Plan and the number of shares that become available from the Preexisting Plan in accordance with Section 4(b) after the Effective Date plus (iii), on the first day of each calendar year during which the Plan is in effect, an additional 3.5% of the shares outstanding at the close of the preceding calendar year plus, during each year in which the Plan is in effect, 3.5% of any issuance of shares during the year (excluding shares issued under a compensatory plan) that increases the number of outstanding shares over the number outstanding at the close of the preceding calendar year (or, in 2007, the number outstanding at the Effective Date), provided that shares will not be added under this clause (iii) if and to the extent that the aggregate number of shares previously added and to be added would exceed 20% of the shares of Stock then outstanding. The foregoing notwithstanding, the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number specified in clause (i) above, subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the Preexisting Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for Awards under the Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company or a subsidiary, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. ISOs may only be granted to employees of the Company, a “parent corporation” or a “subsidiary corporation”, as those terms are defined in Code Section 424(e) and Section 424(f), respectively. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 7.5 million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year up to the maximum number of shares reserved under Section 4(a) , subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued at grant in a way in which the limitation on shares set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation § 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person's Annual Limit, which for this purpose shall equal $2.5 million plus the amount of the Eligible Person's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

(c) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Code Section 422, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which ISOs granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option intended to be an ISO exceeds this limit, it shall constitute a non-qualified Option.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). In the case of an ISO that is granted to a Ten Percent Owner, the option price of such ISO shall be not less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. In the case of an ISO that is granted to a Ten Percent Owner, the term of such ISO shall be no more than five years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(j) and 11(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. To the extent that any Option intended to be an ISO does not qualify as an ISO, it shall be deemed a non-qualified Option.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect or (D) not paid in respect of the Restricted Stock for any record date prior to vesting of the Restricted Stock. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

(b) Performance Awards Intended To Qualify Under Code Section 162(m). If the Committee determines that a Performance Award to be granted to an Eligible Person should qualify as "performance-based compensation" for purposes of Code Section 162(m) in order to preserve the ability of the Company to claim income tax deductions for compensation resulting from such Award, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) gross revenue or sales measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; (10) capital raising; and (11) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or entities or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations. Determinations by the Committee relating to Awards granted under Section 7(b) (i.e., intended to qualify under Section 162(m)), including as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted under Section 7(b), that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(j) and (k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the fair value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award. This provision expressly authorizes transactions that would be considered to be a “repricing” of outstanding Options or SARs or options and stock appreciation rights granted under any other Company equity compensation plan.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(j) and (k). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9.  Change in Control.

(a)  Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document (subject to Section 11(e)):

(i)
All forfeiture conditions and other vesting restrictions applicable to outstanding Awards shall lapse and such Awards shall be fully vested and payable and settleable as of the time of the Change in Control without regard to such vesting conditions, except to the extent of any waiver by the Participant or other valid express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Sections 11(a) and 11(k);

(ii)
Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Sections 11(a) and 11(k); and

(iii)
All deferral of settlement and similar restrictions applicable to an outstanding Award shall lapse and such Award shall be fully payable and settleable as of the time of the Change in Control without regard to deferral and similar restrictions, except to the extent of any valid express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Sections 11(a) and 11(k).

(b)  Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant. Unless otherwise specified in such Award agreement, vesting and exercisability or settlement of such Award with regard to non-performance based terms will be as provided in Section 9(a).

(c) Cancellation of Awards. Upon the satisfaction of one or more of the conditions set forth in Section 9(a)(i), 9(a)(ii), or 9(b), the Award may be canceled.

(d) Cancellation without Payment. An Option or SAR shall be canceled without payment under Section 9(a) or Section 9(b) if the exercise price of such Option or SAR is equal to or greater than the Fair Market Value of a share on the date of cancellation.

(e)  Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)
Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "50% Beneficial Owner." For purposes of this provision, a "50% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "50% Beneficial Owner" shall not include any person who shall become the beneficial owner of 50% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and at that time is a 50% Beneficial Owner in accordance with this Section 9(c)(i);

(ii)
During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

(iii)
There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or of such surviving entity or a subsidiary thereof; and

(iv)
The stockholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 10(c)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied.

10.  Additional Award Forfeiture Provisions.

(a)  Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

(i)
The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)
The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or SAR or settlement of an Award (treating the date an Award would be settled but for a Participant’s election to defer as a deemed settlement) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement (or deemed settlement) of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (i.e., disregarding any election to defer by the Participant) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b)  Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i)
The Participant, acting alone or with others, directly or indirectly, (A) prior to a Change in Control engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or shareholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a shareholder is insubstantial if it represents beneficial ownership of less than three percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than three percent of the outstanding equity of the entity;

(ii)
The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential clients or customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)
The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c) Forfeitures Resulting from Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant, knowingly or through gross negligence, caused or failed to prevent such misconduct, the Participant (i) shall forfeit any Performance Award (including any Annual Incentive Award) that was or would be deemed to be earned in whole or in part based on performance during the period covered by the noncompliant financial report or during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the non-compliant financial report; and (ii) shall forfeit any other Award that was granted hereunder during the 12-month period following such first public issuance or filing of the non-compliant financial report and thereafter until the accounting restatement correcting such non-compliant financial report has been filed, and (iii) shall forfeit any profits realized from the sale of shares during the 12-month period following such first public issuance or filing if such shares were acquired upon exercise or settlement of Awards. For purposes of this Section 10(c), (A) if an Award subject to forfeiture has become vested or settled, the Participant will be liable to repay the Award Gain (as defined above) to the Company, (B) “profit” shall be calculated based on the excess of any selling price of shares over the average market price of shares in the 20 trading days ending the day before the first public issuance or filing of the non-compliant report, and (C) the term “misconduct” and other terms shall have meanings and be interpreted in a manner consistent with the meanings and interpretation of such terms under Section 304 of the Sarbanes-Oxley Act of 2002.

(d)  Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity specified in Section 10(b), including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(e)  Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) any performance condition based on stock price and (v) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FAS 123R which affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement. Other provisions of this Section 11(c) notwithstanding, in connection with any transaction in which Stock will be cancelled or exchanged for consideration, the value of an Award to be preserved shall be based on the value of the consideration to be received by a holder of a share of Stock immediately before the consummation of the transaction. Notwithstanding the foregoing, no adjustment shall be made under this Section 11(c) if the Committee determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Code Section 409A or otherwise could subject the Participant to the tax penalty imposed under Code Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an ISO within the meaning of Code Section 424(h).

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action (1) if such stockholder approval is required by any federal or state law or regulation or rule of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, (2)  if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, or (3) to ensure that ISOs granted under the Plan are qualified under Code Section 422, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding awards, except to the extent the proposed amended term is not then permitted under the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty for the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). The cancellation of an Award that complies with the provisions of Section 9 shall not be considered a violation of the immediately preceding sentence. Any authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation (except for awards involving the transfer of forfeitable property, such as Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of grant of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives in a manner that would fail to comply with applicable regulations under Code Section 162(m).

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

(i) 409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Code Section 409A shall be modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Code Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Awards:

A.	If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A;

B.
The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Code Section 409A) during 2007 in accordance with, and to the fullest extent permitted by, applicable IRS guidance under Code Section 409A, provided that any modifications to an outstanding Award or permitted election of different deferral periods may not otherwise increase the benefits to a Participant or the costs of such Award to the Company (aside from administrative costs and costs relating to the timing of tax deductions);

C.
Exercise and Distribution. Except as provided in Section 11(k)(i)D hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a Participant (or his or her beneficiary) earlier than upon one of the following:

1.	Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

2.
Separation from Service. Separation from service (within the meaning of Code Section 409A) by the Participant; provided, however, that if the Participant is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 11(k)(i)C2 may not be made before the date that is six months after the date of separation from service.

3.	Death. The date of death of the Participant.

4.	Disability. The date the Participant becomes disabled (as defined below).

5.
Unforeseeable Emergency. The occurrence of an unforeseeable emergency (as defined below), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

6.
Change in Control Event. The occurrence of a Change in Control Event (as defined below), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

D.	No Acceleration. The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in Section 11(k)(i)D hereof, except in the case of one of the following events:

1.
Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

2.
Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

3.
Change. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

E.	Definitions. Solely for purposes of this Section 11(k) and not for other purposes of the Plan, the following terms shall be defined as set forth below:

1.
“Change in Control” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation § 1.409A-3(i)(5)(vi)).

2.
“Disabled” means a Participant who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

3.
“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

F.
In the case of any distribution of a 409A Award, subject to any more restrictive timing rule contained in an applicable Award agreement or other governing document, the distribution shall be made at a date (specified by the Company without control by the Participant) not later than two and one half months after the date at which the settlement of the Award is specified to occur but, in the case of a distribution “at a specified time or pursuant to a fixed schedule” subject to Treasury Regulation 1.409A-3(i)(1), in no event after the end of the Participant’s taxable year in which the settlement date falls;

G.
If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Code Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award; and

H.
The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Code Section 409A.

(ii) Rules Applicable to Certain Participants Transferred to Affiliates. For purposes of determining a separation from service (where the use of the following modified definition is based upon legitimate business criteria), in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation § 1.414(c)-2.

(iii) Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed.

(iv) Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such Participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan). None of the Committee, the Board, the Company, any affiliate of the Company or any officer or employee of the Company or affiliate of the Company shall have any liability for any tax consequences to a Participant (including under Code Section 409A) that may arise due to the grant, vesting, exercise, modification or termination of any Award or otherwise in connection with an Award.

(o) Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, which shall be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plan, but any outstanding awards under the Preexisting Plan shall continue in accordance with their terms (and any authority to amend those awards will continue under the Preexisting Plan). Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX B

SECOND AMENDMENT TO THE
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOV PHARMACEUTICAL, INC.

Pursuant to Section 242
of the General Corporation Law
of the State of Delaware

DOV Pharmaceutical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by a vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on April 29, 2002 and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL:

RESOLVED: That the first paragraph of ARTICLE IV of the Certificate of Incorporation be amended by adding the following to the end of the first paragraph thereof:

“Effective upon the filing of this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each five to fifteen shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time will be automatically reclassified as and combined into one (1) fully-paid and nonassessable share of Common Stock, par value $.0001 per share, without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof (and any fractional shares resulting from such reclassification and combination will not be issued as such but will be paid out in cash equal to such fraction multiplied by the fair market value thereof as determined by the Board), with the exact number of shares between five to fifteen to be so combined to be determined by the Board prior to the Effective Time. Written notice of such determination by the Board will be sent to the stockholders of the Corporation by the Corporation, which written notice may be sent before or after the Effective Time. Each stock certificate representing shares of Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter represent that number of shares of Common Stock into which the shares represented by such certificate shall have been reclassified and combined.”

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to the Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this _____ day of __________, 20__.

DOV PHARMACEUTICAL, INC.

By:
Name: Barbara Duncan
Title: Chief Executive Officer

B-2

PROXY

DOV PHARMACEUTICAL, INC.
150 Pierce Street
Somerset, NJ 08873

Proxy For Annual Meeting of Stockholders To Be Held [ ], 2007
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints BARBARA DUNCAN and PHIL SKOLNICK, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of DOV Pharmaceutical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of DOV Pharmaceutical, Inc. to be held on [ ], 2007 at [ ] a.m. Eastern Daylight Time at the Company’s headquarters, 150 Pierce Street, Somerset, New Jersey 08873, or any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

(Continued and to be voted on reverse side.)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	Common Stock

The Board of Directors recommends a vote “For” all the nominees listed.

1. To elect two Class II Directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

1 - Zola Horovitz, Ph.D.

2 - Joseph S. Zakrzewski

☐ Mark here to vote FOR all nominees.       ☐ Mark here to vote WITHHOLD from all nominees.

☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____________________________________________

The Board of Directors recommends a vote “For” Proposals 2, 3,  and 4.

2. To approve the 2007 Stock Award and Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To authorize the board of directors, in its discretion, to amend the Fourth Amended and Restated Certificate of Incorporation, to effect a reverse stock split of the issued and outstanding shares of the DOV Pharmaceutical, Inc.’s common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To ratify the selection of PricewaterhouseCoopers LLP as DOV Pharmaceutical, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

PROXY

DOV PHARMACEUTICAL, INC.
150 Pierce Street
Somerset, NJ 08873

Proxy For Annual Meeting of Stockholders To Be Held [ ], 2007
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints BARBARA DUNCAN and PHIL SKOLNICK, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of DOV Pharmaceutical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of DOV Pharmaceutical, Inc. to be held on [ ], 2007 at [ ] a.m. Eastern Daylight Time at the Company’s headquarters, 150 Pierce Street, Somerset, New Jersey 08873, or any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

(Continued and to be voted on reverse side.)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	Series C Convertible Preferred Stock

The Board of Directors recommends a vote “For” all the nominees listed.

1. To elect two Class II Directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

1 - Zola Horovitz, Ph.D.

2 - Joseph S. Zakrzewski

☐ Mark here to vote FOR all nominees.       ☐ Mark here to vote WITHHOLD from all nominees.

☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____________________________________________

The Board of Directors recommends a vote “For” Proposals 2, 3, and 4.

2. To approve the 2007 Stock Award and Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To authorize the board of directors, in its discretion, to amend the Fourth Amended and Restated Certificate of Incorporation, to effect a reverse stock split of the issued and outstanding shares of the DOV Pharmaceutical, Inc.’s common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To ratify the selection of PricewaterhouseCoopers LLP as DOV Pharmaceutical, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)